UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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CROSSTEX ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

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CROSSTEX ENERGY, INC.
2501 Cedar Springs Rd.
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 7, 2009

To the Stockholders of Crosstex Energy, Inc.:

The annual meeting of stockholders of Crosstex Energy, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 7, 2009, at 8:30 a.m., local time, at the Company’s offices located at 2501 Cedar Springs Rd., Dallas, Texas 75201 for the following purposes:

1. To consider and vote upon the election of two Class II directors as members of the Board of Directors to serve until the Company’s 2012 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2. To consider and vote upon a proposal to approve the Crosstex Energy, Inc. 2009 Long-Term Incentive Plan;

3. To consider and vote upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Your Board of Directors recommends that you vote “FOR” the Board’s nominees for directors; “FOR” the approval of the Company’s 2009 Long-Term Incentive Plan, which the Board believes is an important tool to attract and retain qualified individuals who are essential to the future success of the Company; and “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

The Board of Directors has fixed the close of business on March 17, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of shares of Common Stock of the Company at the close of business on the record date are entitled to notice of and to vote at the meeting. A record of the Company’s activities during 2008 and financial statements for the fiscal year ended December 31, 2008 are contained in the Company’s 2008 Annual Report on Form 10-K.

Your vote is important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by voting over the Internet or, if you received a paper copy of a proxy or voting instruction card by mail, by completing, signing, dating and mailing the proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

Barry E. Davis
President and
Chief Executive Officer

March 26, 2009

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 7, 2009:

This Proxy Statement and the accompanying Annual Report to Stockholders are available at:
http://phx.corporate-ir.net/phoenix.zhtml?c=148525&p=proxy

CROSSTEX ENERGY, INC.
2501 Cedar Springs Rd.
Dallas, Texas 75201

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held On May 7, 2009

GENERAL

These proxy materials (including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Annual Report”)) have been made available on the Internet or delivered in paper copy to stockholders of Crosstex Energy, Inc. (the “Company”) in connection with the solicitation by our board of directors (the “Board”) of proxies for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date this proxy statement is first furnished to stockholders is March 26, 2009. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

Proxies and Voting Instructions

This year, we have elected to continue to use the new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials. All stockholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

If you hold shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Company in your name, you can submit your proxy in the following manners:

•	By Internet — Stockholders who received a notice about the Internet availability of the proxy materials may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•	By Mail — Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying postage paid envelope. Proxy cards must be received by us before voting begins at the annual meeting.

If you hold shares of Common Stock through someone else, such as a bank, broker or other nominee, you may get material from them asking you how you want to vote your shares.

You may revoke your proxy at any time prior to its exercise by:

•	Giving written notice of the revocation to our corporate secretary;

•	Appearing and voting in person at the annual meeting;

•	Voting again by Internet before 11:59 p.m., Eastern Time, on May 6, 2009; or

•	Properly submitting a later-dated proxy by delivering a later-dated proxy card to our corporate secretary.

If you attend the annual meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold shares of Common Stock through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.

Voting Procedures and Tabulation

We will appoint one or more inspectors of election to act at the annual meeting and to make a written report thereof. Prior to the annual meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the shares of Common Stock represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and not entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter abstained from.

To be elected, nominees for director must receive a plurality of the votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee received a majority of votes cast. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors.

With regard to the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and the proposal to approve the Crosstex Energy, Inc. 2009 Long-Term Incentive Plan, an abstention will have the same effect as a vote against the proposals. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposals.

VOTING SECURITIES

Our only outstanding voting securities are our shares of Common Stock. Only holders of record of shares of Common Stock at the close of business on March 17, 2009, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the annual meeting, there were 46,452,911 shares of Common Stock outstanding and entitled to be voted at the annual meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides for three classes of directors, with approximately one-third of the directors constituting our Board being elected each year to serve a three-year term. There are two directors comprising the class whose term expires at the 2009 annual meeting: Sheldon B. Lubar and Leldon E. Echols.

The Governance Committee of our Board has recommended, and our Board has nominated, Mr. Lubar and Mr. Echols for re-election as directors of the Company to serve three-year terms expiring in 2012.

The directors nominated for election this year will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. All duly submitted and unrevoked proxies will be voted for the nominees selected by our Board, except where authorization to so vote is withheld. Proxies may not be voted for a greater number of persons than the nominees named in this proxy statement. Our Board unanimously recommends that stockholders vote “FOR” the election of its nominees for director.

Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2009 annual meeting, is presented below.

NOMINEES FOR DIRECTORS

Leldon E. Echols, age 53, director since 2008.	Mr. Echols joined Crosstex Energy, Inc. as a director in January 2008. He currently serves as chairman of the Audit Committee of our Board. Mr. Echols is a private investor. Mr. Echols also currently serves as an independent director of Trinity Industries, Inc. (NYSE: TRN), a leading diversified holding company with a subsidiary group that provides a variety of products and services for the transportation, industrial, construction and energy sectors, and Holly Corporation (NYSE: HOC), an independent petroleum refiner and marketer. Mr. Echols brings 30 years of financial and business experience to Crosstex. After 22 years with the accounting firm Arthur Andersen LLP, which included serving as managing partner of the firm’s audit and business advisory practice in North Texas, Colorado and Oklahoma, Mr. Echols spent six years with Centex Corporation as executive vice president and chief financial officer. He retired from Centex Corporation in June 2006. Mr. Echols is also a member of the boards of directors of two private companies, Roofing Supply Group Holdings, Inc. and Colemont Corporation. He also served on the board of TXU Corp. (NYSE: TXU) where he chaired the Audit Committee and was a member of the Strategic Transactions Committee until the completion of the private equity buyout of TXU in October 2007. Mr. Echols earned a Bachelor of Science degree in accounting from Arkansas State University and is a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has also served as a director of Crosstex Energy GP, LLC since January 2008.

Sheldon B. Lubar, age 79, director since 2004.	Mr. Lubar joined Crosstex Energy, Inc. in January 2004. He currently serves as chairman of the Governance Committee of our Board. Mr. Lubar has been Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm he founded, since 1977. He was Chairman of the Board of Christiana Companies, Inc., a logistics and manufacturing company, from 1987 until its merger with

Weatherford International in 1995. Mr. Lubar also serves as a director of Weatherford International, Inc. (NYSE: WFT), an energy services company, and Approach Resources, Inc. (NASDAQ: AREX). Mr. Lubar holds a bachelor’s degree in Business Administration and a Law degree from the University of Wisconsin — Madison. He was awarded an honorary Doctor of Commercial Science degree from the University of Wisconsin — Milwaukee. Mr. Lubar joined Crosstex Energy GP, LLC as a director upon the completion of its initial public offering in December 2002.

CLASS WHOSE TERM EXPIRES IN 2010

Bryan H. Lawrence, age 66, director since 2000.	Mr. Lawrence joined our predecessor as a director in May 2000 and served as Chairman of the Board until May 2008. He currently serves as Lead Director of our Board. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies engaged in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc., where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of Hallador Petroleum Company (OTC BB: HPCO.OB), Star Gas Partners L.P. (NYSE: SGU), Winstar Resources Ltd. (a Canadian public company), Approach Resources, Inc. (NASDAQ: AREX) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University. Mr. Lawrence has also served as a director of Crosstex Energy GP, LLC since December 2002.

Cecil E. Martin Jr., age 67, director since 2006.	Mr. Martin joined Crosstex Energy, Inc. as a director in January 2006. He currently serves as chairman of the Compensation Committee of our Board and as a member of the Audit Committee. He has been an independent residential and commercial real estate investor since 1991. From 1973 to 1991 he served as chairman of the public accounting firm Martin, Dolan and Holton in Richmond, Virginia. He began his career as an auditor at Ernst and Ernst. He holds a B.B.A. degree from Old Dominion University and is a Certified Public Accountant. Mr. Martin also serves on the board and as chairman of the audit committee for Comstock Resources, Inc. (NYSE:CRK), a growing independent energy company engaged in oil and gas acquisitions, exploration and development. Mr. Martin also has served as a director of Crosstex Energy GP, LLC since January 2006.

James C. Crain, age 60, director since 2006.	Mr. Crain joined us as a director in July 2006. He currently serves as a member of the Audit Committee of our Board and a member of the Governance Committee of our Board. Since 1989, Mr. Crain has served as president of Marsh Operating Company, where he has worked since 1984, an investment management company focusing on energy investing, and since 1997 as general partner of Valmora

Partners, L.P., a private investment partnership. Prior to Marsh, he served as a partner at Jenkens & Gilchrist where he headed the law firm’s energy section. Mr. Crain also serves on the boards of GeoMet, Inc. (NASDAQ: GMET), Approach Resources, Inc. (NASDAQ: AREX), and Crusader Energy Group, Inc. (AMEX: KRU). Mr. Crain also served as a director of Crosstex Energy GP, LLC from December 2005 to August 2008. He graduated from the University of Texas at Austin with a B.B.A. degree, a master of professional accounting and a doctor of jurisprudence.

CLASS WHOSE TERM EXPIRES IN 2011

Barry E. Davis, age 47, director since 1996.	As President, Chief Executive Officer and Chairman of the Board, Mr. Davis led the management buyout of the midstream assets of Comstock Natural Gas, Inc. in December 1996, which transaction resulted in the formation of our predecessor. Mr. Davis has served as director since our initial public offering in December 2002. Mr. Davis was President and Chief Operating Officer of Comstock Natural Gas and founder of Ventana Natural Gas, a gas marketing and pipeline company that was purchased by Comstock Natural Gas. Mr. Davis started Ventana Natural Gas in June 1992. Prior to starting Ventana, he was Vice President of Marketing and Project Development for Endevco, Inc. Before joining Endevco, Mr. Davis was employed by Enserch Exploration in the marketing group. Mr. Davis holds a B.B.A. in Finance from Texas Christian University. Mr. Davis also serves as the Chairman of the Board for Crosstex Energy, L.P.

Robert F. Murchison, age 55, director since 2004.	Mr. Murchison joined us as a director upon the completion of our initial public offering in January 2004. He currently serves as a member of the Compensation Committee of our Board and as a member of the Governance Committee of our Board. Mr. Murchison has been the President of the general partner of Murchison Capital Partners, L.P., a private equity investment partnership, since 1992. Prior to founding Murchison Capital Partners, L.P., Mr. Murchison held various positions with Romacorp, Inc., the franchisor and operator of Tony Roma’s restaurants, including Chief Executive Officer from 1984 to 1986 and Chairman of the Board of Directors from 1984 to 1993. He served as a director of Cenergy Corporation, an oil and gas exploration and production company, from 1984 to 1987, Conquest Exploration Company from 1987 to 1991 and has served as a director of TNW Corporation, a short line railroad holding company, since 1981, and Tecon Corporation, a holding company with holdings in real estate development and the fund of funds management business, since 1978. Mr. Murchison also served as a director of Crosstex Energy GP, LLC from December 2002 to May 2008. Mr. Murchison holds a bachelor’s degree in history from Yale University.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

“Independent” Directors

Messrs. Crain, Echols, Lubar, Martin and Murchison qualify as “independent” in accordance with the published listing requirements of The NASDAQ Global Select Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the members of the Audit Committee of our Board each qualify as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees, and the Audit Committee includes at least one member who is determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Messrs. Echols and Martin are the independent directors who have been determined to be audit committee financial experts. Stockholders should understand that this designation is a disclosure requirement of the SEC related to their experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on such directors any duties, obligations or liability that are greater than are generally imposed on them as members of the Audit Committee and the Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Board Committees

Our Board has, and appoints the members of, standing Audit, Compensation and Governance Committees. Each member of the Audit, Compensation and Governance Committees is an independent director in accordance with NASDAQ standards described above. Each of the Board committees has a written charter approved by the Board. Such charters are available on our website at www.crosstexenergy.com. Copies of the charters also will be provided to any person, without charge, upon request. Contact Denise LeFevre at 214-721-9245 to request a copy of a charter or send your request to Crosstex Energy, Inc., Attn: Denise LeFevre, 2501 Cedar Springs, Dallas, Texas 75201.

The Audit Committee of our Board is currently comprised of Mr. Echols (chair), Mr. Crain and Mr. Martin. During fiscal 2008, the Audit Committee consisted of Messrs. Echols, Crain and Martin. Mr. Echols was appointed to the Audit Committee effective as of January 1, 2008. On May 6, 2008, Mr. Echols succeeded Mr. Crain as the Chairman of the Audit Committee. The Audit Committee assists our Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. The Audit Committee held eight meetings in 2008.

The Compensation Committee of our Board, is currently comprised of Messrs. Martin (chair) and Murchison. Until May 2008, the Compensation Committee consisted of Messrs. Murchison (chair) and Martin, at which time Mr. Martin was appointed as the chairman of the Compensation Committee and Mr. Murchison was appointed as a member of the Compensation Committee. The Compensation Committee oversees compensation decisions for our officers as well as the compensation plans described herein. The Compensation Committee held five meetings in 2008.

The Governance Committee, comprised of Messrs. Lubar (chair), Crain and Murchison, reviews matters involving governance, including assessing the effectiveness of current policies, monitoring industry developments, developing director selection criteria, recommending director nominees, recommending committee structures within the Board, managing the assessment process of the Board and individual directors, annually reviewing and recommending the compensation of directors and performing other duties as delegated from time to time. The Governance Committee held two meetings in 2008.

Our Governance Committee identifies and recommends qualified candidates to serve as nominees for director. When identifying director nominees, the Governance Committee may consider, among other factors, the person’s reputation, integrity and independence from us; skills and business, government or other professional acumen, bearing in mind the composition of our Board and the current state of the Company and the industry generally; the number of other public companies for which the person serves as director; and the availability of the person’s time and commitment to us. The same criteria will be evaluated with respect to candidates recommended by stockholders. In the case of current directors being considered for re-nomination, the Governance Committee will also take into account the director’s tenure as a member of our Board, the director’s history of attendance at meetings of the Board and committees thereof and the director’s preparation for and participation in such meetings.

The Governance Committee also considers nominees recommended by stockholders as candidates for election to our Board. A stockholder wishing to nominate a candidate for election to the Board at the annual meeting of stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination. The notice of nomination must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting. Pursuant to our bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board membership. We may require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded.

Following identification of the need to replace a director, add a director or re-elect a director to our Board, and considering of the above criteria and any stockholder recommendations, the Governance Committee will recommend to our Board one or more nominees, as appropriate, for consideration by the full Board. Following such consideration, our Board will submit its recommended nominees to the shareholders for election.

Board Meetings and Attendance

Our Board met twenty-six times in 2008. All incumbent directors attended in excess of 75% of the total number of meetings of our Board and committees of our Board on which they served. Our Board does not currently have a policy with regard to attendance of Board members at the annual meeting of stockholders and one member of our Board attended our annual meeting of stockholders in 2008.

Stockholder Communications with Directors

Our Board has approved the following process for our stockholders and other security holders to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director or the non-management directors of our Board as a group, a stockholder can send written communications to our Board by mail addressed to:

Board of Directors
Crosstex Energy, Inc.
2501 Cedar Springs Rd.
Dallas, Texas 75201

Communications addressed to our Board will be received by our Corporate Secretary’s office. Our Corporate Secretary will:

•	refer substantiated allegations of improper accounting, internal controls or auditing matters affecting us to the Chairman of our Audit Committee;

•	refer substantiated allegations of other improper conduct affecting us to the Chairman of the Board;

•	advise the Board at its regularly scheduled meetings of significant stockholder communications; and

•	refer questions concerning our products, services and human resources issues to the appropriate department in the Company for a response.

Individuals may communicate with non-management directors by sending written communications to the address listed above to the attention of the Lead Director of the Board, who is a non-management director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Crosstex Energy, L.P.

General.  We own (directly and indirectly) 16,414,830 common units, representing an approximate 34% limited partnership interest, in Crosstex Energy, L.P. (the “Partnership”), the 2% general partner interest in the Partnership and the incentive distribution rights in the Partnership. Our ability, as owner of the Partnership’s general partner, to manage and operate Crosstex Energy, L.P. and our ownership of an approximate 34% limited partner interest effectively gives us the ability to veto some of the Partnership’s actions and to control its management. We pay the Partnership a fee for administrative and compensation costs incurred by the Partnership on our behalf. During 2008, this fee was approximately $0.06 million per month.

Omnibus Agreement.  Concurrent with the closing of the Partnership’s initial public offering, we entered into an agreement with it, Crosstex Energy GP, LLC and the Partnership’s general partner that governs potential competition among us and the other parties to the agreement. We agreed, for so long as the Partnership’s general partner or any of our affiliates is a general partner of the Partnership, not to engage in the business of gathering, transmitting, treating, processing, storing and marketing of natural gas and the transportation, fractionation, storing and marketing of natural gas liquids unless we first offer it the opportunity to engage in this activity or acquire this business, and the board of directors of Crosstex Energy GP, LLC, with the concurrence of its conflicts committee, elects to cause it not to pursue such opportunity or acquisition. In addition, we have the ability to purchase a business that has a competing natural gas gathering, transmitting, treating, processing and producer services business if the competing business does not represent the majority in value of the business to be acquired and we offer the Partnership the opportunity to purchase the competing operations following their acquisition. The noncompetition restrictions in the omnibus agreement do not apply to the assets retained and business conducted by us at the closing of the Partnership’s initial public offering. Except as provided above, we and our controlled affiliates are not prohibited from engaging in activities in which they compete directly with the Partnership.

Related Party Transactions

Crosstex Denton County Gathering J.V.  The Partnership owns a majority interest, before application of any dilution rights, in Crosstex Denton County Gathering, J.V. (CDC). CDC was formed to build, own and operate a natural gas gathering system in Denton County, Texas. The Partnership manages the business affairs of CDC. The other joint venture partner (the CDC Partner) is an unrelated third party who owns and operates a natural gas field located in Denton County, Texas. In connection with the formation of CDC, the Partnership agreed to loan the CDC Partner up to $1.5 million for their initial capital contribution. The loan bears interest at an annual rate of prime plus 2%. CDC makes payments directly to the Partnership attributable to CDC Partner’s majority share of distributable cash flow to repay the loan. The balance remaining on the note of $0.4 million is included in the current notes receivable as of December 31, 2008.

Reimbursement of Costs to the Partnership.  We paid the Partnership $0.7 million, $0.6 million and $0.5 million during the years ended December 31, 2008, 2007 and 2006, respectively, to cover our portion of administrative and compensation costs for officers and employees that perform services for us.

Approval and Review of Related Party Transactions.  If we contemplate entering into a transaction, other than a routine or in the ordinary course of business transaction, in which a related person will have a direct or indirect material interest, the proposed transaction is submitted for consideration to our Board or our senior management, as appropriate.

Renunciation of Opportunities

In our restated charter and in accordance with the Delaware law, we have renounced any interest or expectancy we may have in, or being offered an opportunity to participate in, any business opportunities, including any opportunities within those classes of opportunity currently pursued by the Partnership, presented:

•	to persons who are officers or directors of us or who, on October 1, 2003, were, and at the time of presentation are, stockholders of us (or to persons who are affiliates or associates of such officers, directors or stockholders), if we are prohibited from participating in such opportunities by the omnibus agreement; or

•	to two former affiliated stockholders, Yorktown Energy Partners IV, L.P. and Yorktown Energy Partners V, L.P., or any other investment fund sponsored or managed by Yorktown Partners, LLC, including any fund still to be formed, or to any of our directors who is an affiliate or designate of these entities.

As a result of this renunciation, these officers, directors and stockholders should not be deemed to be breaching any fiduciary duty to us if they or their affiliates or associates pursue opportunities presented as described above.

Crosstex Energy, L.P.’s General Partner

The Partnership’s general partner does not receive any management fee or other compensation in connection with its management of the Partnership’s business, but it is reimbursed for all direct and indirect expenses incurred on its behalf. These expenses include the costs of employee, officer and director compensation and benefits properly allocable to the Partnership, and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Partnership. The partnership agreement provides that the general partner will determine the expenses that are allocable to the Partnership in any reasonable manner determined by the general partner in its sole discretion.

The Partnership’s general partner owns a 2% general partner interest in the Partnership and all of the incentive distribution rights in the Partnership. The Partnership’s general partner is entitled to receive incentive distributions if the amount the Partnership distributes with respect to any quarter exceeds levels specified in the partnership agreement. Under the quarterly incentive distribution provisions, generally the general partner is entitled to 13% of the amounts the Partnership distributes in excess of $0.25 per unit, 23% of the amounts the Partnership distributes in excess of $0.3125 per unit and 48% of amounts the Partnership distributes in excess of $0.375 per unit.

PROPOSAL TWO: APPROVAL OF THE 2009 LONG-TERM INCENTIVE PLAN

General Description of the Amendment and Restatement

Our Board of Directors believes that it is important to have equity-based incentives available to attract and retain qualified directors, employees and independent contractors who are essential to the success of the Company and its affiliates and that it is important to link the interests and efforts of such persons to the long-term interest of the stockholders of the Company. Accordingly, in 2003, our Board adopted the Crosstex Energy, Inc. Long-Term Incentive Plan (as it may be amended and restated from time to time, the “2003 Plan”), which has been amended and restated since its initial adoption. As of December 31, 2008, approximately 626,453 shares of Common Stock remained available for future issuance under the 2003 Plan to employees and directors.

On March 17, 2009, our Board approved, subject to stockholder approval, the 2009 Long-Term Incentive Plan (the “2009 Plan”). The 2009 Plan provides for awards to employees, contractors and directors of up to 2,600,000 shares of Common Stock and allows for grants of stock option awards, stock awards (including restricted stock awards), cash awards and performance awards.

As part of this proposal, stockholders are also being asked to approve the use of performance goals for performance awards under the 2009 Plan so as to allow the Company to structure awards, in its discretion, as qualified performance-based compensation exempt from the annual limit on deductible compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), denies an employer a tax deduction for certain compensation in excess of $1 million paid to “covered employees” of a publicly held corporation unless the compensation is qualified performance-based compensation. Section 162(m) regulations generally require that stockholders approve the material terms of the performance awards. The performance measures that the Company may use as a basis for performance-based awards are discussed below.

The stockholders are now being requested to approve the 2009 Plan at the annual meeting.

Description of 2009 Plan

The following summary of the principal features of the 2009 Plan is qualified in its entirety by the specific language of the 2009 Plan, a copy of which is attached as Exhibit A to this proxy statement.

General

The objectives of the 2009 Plan are to attract able persons to enter the employ of the Company, to encourage employees to remain in the employ of the Company, to provide motivation to employees to put forth maximum efforts toward the continued growth, profitability and success of the Company by providing incentives to such persons through the ownership and/or performance of our Common Stock and to attract able persons to become directors of the Company and to provide such individuals with incentive and reward opportunities. Awards to participants under the 2009 Plan may be made in the form of stock options, stock awards (including restricted stock), performance awards and cash awards (collectively “Awards”).

Shares Subject to 2009 Plan

Under the 2009 Plan, a maximum of 2,600,000 shares of Common Stock may be issued to participants. A participant may not receive options or stock awards in any calendar year relating to more than 250,000 shares of Common Stock and may not receive cash awards in excess of $2 million in any calendar year. The maximum number of shares set forth above are subject to appropriate adjustment in the event of a recapitalization of the capital structure of the Company or reorganization of the Company. Shares of Common Stock underlying Awards that are forfeited, terminated or expire unexercised become immediately available for additional Awards under the 2009 Plan.

Administration and Eligibility

The Compensation Committee of our Board will administer the 2009 Plan. The administrator has the power to determine the terms of the options or other awards granted, including the exercise price of the options or other awards, the number of shares subject to each option or other award, the exercisability thereof and the form of consideration payable upon exercise. In addition, the administrator has the authority to grant waivers of 2009 Plan terms, conditions, restrictions and limitations, and to amend, suspend or terminate the plan, provided that no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the plan without the consent of the holder. Awards may be granted to employees, consultants and outside directors of the Company. As of March 17, 2009, approximately 700 individuals (of which we expect up to 100 to participate) would be eligible for Awards under the 2009 Plan.

Awards

The Compensation Committee will determine the type or types of Awards made under the 2009 Plan and will designate the individuals who are to be the recipients of Awards. Each Award may be embodied in an agreement containing such terms, conditions and limitations as determined by the Compensation Committee. Awards may be granted singly or in combination. Awards to participants may also be made in combination with, in replacement of, or as alternatives to, grants or rights under the 2009 Plan or any other employee benefit plan of the Company. All or part of an Award may be subject to conditions established by the Compensation Committee, including continuous service with the Company. The types of Awards to participants that may be made under the 2009 Plan are as follows:

•	Stock Options. Stock options are rights to purchase a specified number of shares of Common Stock at a specified price. An option granted pursuant to the 2009 Plan may consist of either an incentive stock option that complies with the requirements of section 422 of the Code, or a nonqualified stock option that does not comply with such requirements. Only employees may receive incentive stock options and such options must have an exercise price per share that is not less than 100% of the fair market value of the Common Stock underlying the option on the date of grant. Nonqualified stock options also must have an exercise price per share that is not less than the fair market value of the common stock underlying the option on the date of grant. The exercise price of an option must be paid in full at the time an option is exercised.

•	Stock Awards. Stock awards are Awards of shares of Common Stock or units denominated in Common Stock, including an Award of restricted stock. The Compensation Committee will determine the terms, conditions and limitations applicable to any stock awards. Rights to dividends or dividend equivalents may be extended to and made part of any stock award at the discretion of the Compensation Committee. Stock awards will have a vesting period established in the sole discretion of the Compensation Committee, provided that the Compensation Committee may provide for earlier vesting by reason of death, disability, retirement or otherwise.

•	Cash Awards. Cash awards are Awards denominated and payable in cash. The Compensation Committee will determine the terms, conditions and limitations applicable to any cash awards.

•	Performance Awards. At the discretion of the Compensation Committee, any of the above-described Awards may be made in the form of a performance award. A performance award is an Award that is subject to the attainment of one or more performance goals. Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. The terms, conditions and limitations applicable to any performance award will be decided by the Compensation Committee.

The 2009 Plan permits, but does not require, the Compensation Committee to structure any performance award made to a named executive officer as qualified performance-based compensation. At the discretion of the Compensation Committee, certain awards under the 2009 Plan will be intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of annual compensation paid to a company’s executive officers to $1 million per covered executive in a taxable year. The Compensation Committee and the Board of Directors may take deductibility and nondeductibility of compensation into account but retain the discretion to authorize the payment of potentially nondeductible amounts.

The particular performance-based objectives that may be imposed in connection with a performance award that qualifies as performance-based compensation under Code Section 162(m) are:

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales and earnings per share);

•	expense measures (which include costs of goods sold, operating expenses, selling, general and administrative expenses and overhead costs);

•	operating measures (which include volumes, margin, operating results, other operating measures, and productivity);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include stock price, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	corporate value measures (which include compliance, safety, environmental and personnel matters); and

•	other measures, such as those relating to acquisitions or dispositions.

Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the participant, the Company as a whole or one or more of the Company’s business units.

In the event of a “change of control” of the Company, as defined in the 2009 Plan, all Awards automatically vest and become exercisable and vesting periods with respect to restricted stock will terminate.

Other Provisions

Our Board may amend, modify, suspend or terminate the 2009 Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would impair the rights of any participant to any Award may be made without the consent of such participant, and no amendment requiring stockholder approval under any applicable legal requirements will be effective until such approval has been obtained. No incentive stock options may be granted after the tenth anniversary of the effective date of the 2009 Plan.

In the event of any corporate transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, the Board shall substitute or adjust, as applicable: (i) the number of shares of Common Stock reserved under the 2009 Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in the 2009 Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the grant price or other price in respect of such Awards and (iv) the appropriate fair market value and other price determinations for such Awards, in order to reflect such transactions, provided that such adjustments shall only be such that are necessary to maintain the proportionate interest of the holders of Awards and preserve, without increasing, the value of such Awards.

Plan Benefits

Because the granting of Awards under the 2009 Plan is at the discretion of the Compensation Committee, it is not now possible to determine which persons (including directors, officers, consultants and employees of the Company) may be granted Awards. Also, it is not now possible to estimate the number of shares of Common Stock that may be awarded.

U.S. Federal Income Tax Consequences

The following is a general discussion of the current federal income tax consequences of Awards under the 2009 Plan to participants who are classified as United States residents for federal income tax purposes. Different or additional rules may apply to participants who are subject to income tax in a foreign jurisdiction and/or are subject to state or local income tax in the United States. Each participant should rely on his or her own tax advisers regarding federal income tax treatment under the 2009 Plan.

Stock Options

The grant of a nonqualified stock option will not result in taxable income to the participant and the Company will not be entitled to an income tax deduction. Upon the exercise of a nonqualified stock option, a participant will realize ordinary taxable income on the date of exercise. Such taxable income will equal the difference between the option price and the fair market value of the Common Stock underlying the option on the date of exercise. The Company will be entitled to an income tax deduction equal to the amount included in the participant’s ordinary income, subject to the limitations described below.

Upon the grant or exercise of an incentive stock option, a participant will not recognize taxable income and the Company will not be entitled to an income tax deduction. However, the exercise of an incentive stock option will result in an item of income for purposes of the “alternative minimum tax” in an amount equal to the excess of the fair market value of the Common Stock underlying the incentive stock option at the time of exercise over the option price.

The optionee will recognize taxable income in the year in which the shares of Common Stock underlying the incentive stock option are sold. Dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or disposition is made more than two years from the option grant date and more than one year from the exercise date. If the participant sells or disposes of the shares of Common Stock in a qualifying disposition, any gain recognized by the participant on such sale or disposition will be a long-term capital gain, and the Company will not be entitled to an income tax deduction.

If either of the two holding periods described above is not satisfied, then a disqualifying disposition will occur. If the optionee makes a disqualifying disposition of the shares of Common Stock that have been acquired through the exercise of the option, the optionee will include as ordinary income and the Company will be entitled to an income tax deduction (subject to the limitations described below) for the taxable year in which the sale or disposition occurs an amount equal to the lesser of: (a) the excess of the fair market value of such shares on the option exercise date over the exercise price paid for the shares or (b) the amount realized on the sale or disposition over the exercise price paid for the shares.

Stock Awards

Under the Code, federal income tax consequences with respect to a stock award depend on the facts and circumstances of each stock award and, in particular, the nature of the restrictions imposed with respect to the shares which are the subject of the stock award. In general, if shares which are the subject of the stock award are actually issued to a participant, but are subject to a “substantial risk of forfeiture” (for example, if rights to ownership of the shares are conditioned upon the future performance of substantial services by the participant), a taxable event generally occurs only when the risk of forfeiture lapses. At such time as the substantial risk of forfeiture lapses, the participant will realize ordinary income to the extent of the excess of the fair market value of the shares on the date the risk of forfeiture lapses over the participant’s cost for such shares (if any), and the same amount is then deductible by the Company as compensation expense, subject to the limitations described below. If the restrictions with respect to the shares that are the subject of such stock award, by their nature, do not subject the key employee to a “substantial risk of forfeiture” of the shares, then the participant will realize ordinary income with respect to the shares to the extent of the excess at the time of the grant of the fair market value of the shares over the participant’s cost.

However, if a participant makes a timely election under section 83(b) of the Code, the participant will recognize taxable ordinary income in the taxable year of the grant equal to the excess of the fair market value of the shares of Common Stock underlying the restricted stock award at the time of grant over the exercise price (if any) paid for such Common Stock. Furthermore, the participant will not recognize ordinary income on such restricted stock when it subsequently vests.

If no shares are actually issued to the participant at the time the stock award is granted, the participant will generally realize ordinary income at the time the participant receives shares free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the shares at such time over the participant’s cost, if any; and the same amount is then deductible by the Company.

Cash Awards

Cash awards result in ordinary income to the participant at the time that payment is actually or constructively received by the participant.

Withholding; Limits on Deductibility; Excise Taxes

Generally, the participant’s ordinary income is subject to applicable withholding taxes. In general, a federal income tax deduction is allowed to the Company in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2009 Plan, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any withholding obligation with respect to such income. As discussed above, Section 162(m) of the Code may limit the Company’s ability to deduct compensation in excess of $1 million to any named executive officer, unless the excess amounts satisfy the requirements for qualified performance-based compensation.

Change in Control.  The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and the Company is denied a deduction with respect to such excess.

Code Section 409A.  Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals and (3) restrictions on changes to the time of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. The Company intends to structure awards under the 2009 Plan in a manner that is designed to be exempt from or comply with Section 409A.

Recommendation and Required Affirmative Vote

The affirmative vote of the holders of a majority of our Common Stock entitled to vote and who do vote (in person or by proxy) at the annual meeting is required for approval of the proposal to adopt the 2009 Plan. Our Board believes that the 2009 Plan is in the best interests of the Company and our stockholders. Accordingly, our Board recommends that you vote FOR approval of Proposal Two.

INTERESTED PERSONS

Employees of the Company, the Partnership, Crosstex Energy GP, LLC (our general partner) and Crosstex Energy GP, L.P. (the Partnership’s general partner) or any of their affiliates, and the members of the Board will be eligible to receive awards under the 2009 Plan if it is approved. Accordingly, the members of the Board and the executive officers of the Company have a substantial interest in the passage of Proposal Two.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Crosstex Energy, Inc.

The following table shows the beneficial ownership of our Common Stock as of February 16, 2009, held by:

•	each person who beneficially owns 5% or more of the stock then outstanding;

•	all of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, if any, held by that person that were exercisable on February 16, 2009 or would be exercisable within 60 days following February 16, 2009 are considered outstanding. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge and unless otherwise indicated, each stockholder has sole voting and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentages reflected in the table below are based on a total of 46,472,805 shares of common stock outstanding as of February 16, 2009.

	Shares of Common
Name of Beneficial Owner(1)	Stock	Percent

Chieftain Capital Management, Inc.(2)	6,485,903	13.96%
ClearBridge Advisors, LLC(2)	3,016,018	6.49%
Barclays Global Investors, NA(3)	5,089,146	10.95%
Lubar Nominees(4)	1,991,877	4.29%
Lubar Equity Fund, LLC(4)	468,210	1.01%
Barry E. Davis	1,337,745	2.88%
William W. Davis	168,819	*
Robert S. Purgason(5)	31,357	*
Joe A. Davis	30,757	*
James C. Crain(6)	6,000	*
Leldon E. Echols	0	*
Bryan H. Lawrence	1,720,267	3.70%
Sheldon B. Lubar(4)	15,000	*
Cecil E. Martin	0	*
Robert F. Murchison(7)	227,395	*
All directors and executive officers as group (10 persons)	5,997,427	12.91%

(1)	The address of each person listed above is 2501 Cedar Springs, Suite 100, Dallas, Texas 75201, except for Chieftain Capital Management, Inc., which is 12 East 49th Street, New York, New York 10017; Mr. Lawrence, which is 410 Park Avenue, New York, New York 10022; ClearBridge Advisors, LLC which is 620 8 th Avenue, New York, New York 10018; and Barclays Global Investors, NA which is 45 Fremont Street, San Francisco, California 94105.

(2)	As reported on Schedule 13G filed with the SEC.

(3)	As reported on Schedule 13G filed with the SEC in a joint filing with Barclays Global Fund Advisors and Barclays Global Investors Japan Limited.

(4)	As reported on Schedule 13D filed with the SEC. Sheldon B. Lubar is a general partner of Lubar Nominees and director of the manager of Lubar Equity Fund, LLC, and may be deemed to beneficially own the shares held by these entities.

(5)	600 of these shares are held by the M. I. Purgason Trust, of which Mr. Purgason serves as co-trustee.

(6)	1,000 of these shares are held by the James C. Crain Trust.

(7)	169,462 shares are held by Murchison Capital Partners, L.P. Mr. Murchison is the President of the Murchison Management Corp., which serves as the general partner of Murchison Capital Partners, L.P.

Crosstex Energy, L.P.

The following table shows the beneficial ownership of units of Crosstex Energy, L.P. as of February 16, 2009, held by:

•	each person who beneficially owns 5% or more of any class of units then outstanding;

•	all the directors of Crosstex Energy GP, LLC;

•	each named executive officer of Crosstex Energy GP, LLC; and

•	all the directors and executive officers of Crosstex Energy GP, LLC as a group.

Percentages reflected in the table are based upon a total of 44,958,955 common units and 3,875,340 senior subordinated series D units as of February 16, 2009.

		Percentage		Percentage of
		of		Subordinated
	Common	Common	Subordinated	Series D		Percentage
	Units	Units	Series D	Units	Total Units	of Total Units
	Beneficially	Beneficially	Units	Beneficially	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned	Owned	Owned	Owned	Owned

Crosstex Energy, Inc.	16,414,830	36.51%			16,414,830	33.62%
Kayne Anderson Capital Advisors, LP(2)	6,044,069	13.44%			6,044,069	12.38%
Tortoise Capital Advisors, LLC(3)	2,594,681	5.77%	775,068	20.00%	3,369,749	6.90%
Chieftain Capital Management, Inc.(4)	3,112,076	6.92%			3,112,076	6.37%
Lehman Brothers MLP Opportunity Fund L.P	0	*	968,835	25.00%	968,835	1.98%
Fiduciary/Claymore MLP Opportunity Fund	0	*	387,534	10.00%	387,534	*
ING Life Insurance & Annuity Company(5)	0	*	705,312	18.20%	705,312	1.44%
Citigroup Global Markets Inc.	0	*	775,068	20.00%	775,068	1.59%
Barry E. Davis(6)	65,716	*			65,716	*
William W. Davis(6)	28,975	*			28,975	*
Robert S. Purgason(6)	16,853	*			16,853	*
Joe A. Davis(6)	17,548	*			17,548	*
Rhys J. Best	17,010	*			17,010	*
Leldon E. Echols	0	*			0	*
Bryan H. Lawrence(6)	0	*			0	*
Sheldon B. Lubar(6)(7)	316,932	*			316,932	*
Cecil E. Martin	17,010	*			17,010	*
Kyle D. Vann	11,010	*			11,010	*
All directors and executive officers as a group (10 persons)	491,054	1.10%	0	0.00%	491,054	1.00%

*	Less than 1%

(1)	The address of each person listed above is 2501 Cedar Springs, Suite 100, Dallas, Texas 75201, except for Mr. Lawrence, which is 410 Park Avenue, New York, New York 10022; Chieftain Capital Management, FAC, which is 12 East 49th Street, New York, New York 10017; Kayne Anderson Capital Advisors, L.P., which is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067; Tortoise Capital Advisors LLC, which 11550 Ash Street, Suite 300, Leawood, Kansas 66211; Lehman Brothers MLP Opportunity Fund L.P., which is 745 7th Avenue, New York, New York 10019; Fiduciary/Claymore MLP Opportunity Fund which is 8112 Maryland Avenue, Ste 400, St. Louis, Missouri 63105; ING Life Insurance & Annuity Company which is 5780 Powers Ferry Road NW, Ste 300, Atlanta, Georgia 30327-4349; and Citigroup Global Markets Inc. which is 390 Greenwich Street, 3rd Floor, New York, New York 10013.

(2)	As reported on Schedule 13G filed with the SEC in a joint filing with Richard A. Kayne.

(3)	As reported on Schedule 13G filed with the SEC in a joint filing with Tortoise Energy Capital Corporation.

(4)	As reported on Schedule 13G filed with the SEC.

(5)	Reported jointly with ING USA Annuity and Life Insurance Company.

(6)	These individuals each hold an ownership interest in Crosstex Energy, Inc. as indicated in the following table.

(7)	Sheldon B. Lubar is a general partner of Lubar Nominees, which holds an ownership interest in Crosstex Energy, Inc. (as indicated in the following table). Mr. Lubar is also a director of the manager of Lubar Equity Fund, LLC, which holds an ownership interest in Crosstex Energy, Inc. (as indicated in the following table) and owns 285,100 Common Units of Crosstex Energy, L.P.

EXECUTIVE COMPENSATION

Our named executive officers also serve as executive officers of Crosstex Energy GP, LLC, our wholly owned subsidiary and the general partner of the general partner of Crosstex Energy, L.P., and the compensation of the named executive officers discussed below reflects total compensation for services to all Crosstex entities. We pay all expenses incurred on our behalf, including the costs of employee, officer and director compensation and benefits, as well as all other expenses necessary or appropriate to the conduct of our business. We currently pay a monthly fee to Crosstex Energy, L.P. to cover our portion of administrative and compensation costs, including compensation costs relating to the named executive officers.

Based on the information that we track regarding the amount of time spent by each of our named executive officers on business matters relating to Crosstex Energy, Inc, we estimate that such officers devoted the following percentage of their time to the business of Crosstex Energy, Inc. and to Crosstex Energy, L.P., respectively, for 2008:

	Percentage of Time	Percentage of Time
	Devoted to Business of	Devoted to Business of
Executive Officer or Director	Crosstex Energy, Inc.	Crosstex Energy, L.P.

Barry E. Davis	17%	83%
Jack M. Lafield*	0%	100%
William W. Davis	26%	74%
Robert S. Purgason	0%	100%
Joe A. Davis	12%	88%

*	Mr. Lafield departed from his position as Executive Vice President-Corporate Development with Crosstex Energy GP, LLC effective January 16, 2009.

Our Compensation Committee assists our Board in discharging its responsibilities relating to compensation of executive officers and directors and has overall responsibility for approval, evaluation and oversight of all of our compensation plans, policies and programs. Each member of our Compensation Committee is an independent director in accordance with NASDAQ standards. The responsibilities of our Compensation Committee, as stated in its charter, include the following:

•	reviewing and making recommendations to our Board, on at least an annual basis, with respect to general compensation policies relating to all officers and other key executives;

•	reviewing and making recommendations to our Board, on at least an annual basis, for the annual base salary, award of options, awards under incentive compensation and equity-based plans, employment agreements, severance agreements and change in control agreements and any special or supplemental benefits for senior executives;

•	reviewing and making recommendations to our Board with respect to goals and objectives relevant to the compensation of senior executives, evaluating the senior executives’ performance in light of these goals and objectives and recommending compensation levels based on this evaluation; and

•	reviewing and reassessing the adequacy of the Compensation Committee’s charter, on at least an annual basis, and recommending any proposed changes to our Board.

Compensation Philosophy and Policies.  The primary objectives of our compensation program, including compensation of the named executive officers, are to attract and retain highly qualified officers, employees and directors and to reward individual contributions to our success. We consider the following policies in determining the compensation of the named executive officers:

•	total compensation is related to performance of the individual executive and the performance of the executive’s division/executive team (measured against both financial and non-financial goals);

•	incentive compensation represents a significant portion of the executive’s total compensation;

•	compensation levels are designed to be competitive to ensure that we will be able to attract, motivate and retain highly qualified executive officers;

•	payments under retention plans are designed to retain highly qualified officers during challenging times;

•	incentive compensation balances long and short-term performance achievement; and

•	compensation is related to improving unitholder value.

Compensation Methodology.  The elements of our compensation program for named executive officers are intended to provide a total incentive package designed to drive performance and reward contributions in support of business strategies at the entity and individual levels. All compensation determinations are discretionary.

Compensation Consultant.  In 2008, we retained Mercer Human Resource Consulting (“Mercer”) as our independent compensation consultant to conduct a compensation study and advise our Compensation Committee on certain matters relating to compensation programs applicable to our named executive officers and other employees. Mercer provided a presentation to our Compensation Committee regarding the compensation programs of the Crosstex entities in February 2008.

With respect to compensation objectives and decisions regarding the named executive officers, our Compensation Committee reviewed market data with respect to peer companies provided by Mercer in determining relevant compensation levels and compensation program elements for our named executive officers, including establishing base salaries, for fiscal 2008. Mercer has provided guidance on current industry best practices to our Compensation Committee. The market data that we reviewed included the base salaries paid to executive officers in similar positions at our peer companies, as well as a comparison of the mix of total compensation (including base salary, bonus structure, bonus methodology and short and long-term compensation elements) paid to executive officers in similar positions at such companies. For 2008, our peer companies consisted of the following: Energy Transfer Partners, L.P., Enbridge Energy Partners, L.P., ONEOK Partners, L.P., Southern Union, Magellan Midstream Holdings, L.P., NuStar Energy, L.P., Copano Energy, LLC, Regency Energy Partners, L.P., MarkWest Energy Partners, L.P., Boardwalk Pipeline Partners, L.P., Atmos Energy Corporation, El Paso Corporation, Questar Corporation, Equitable Resources, Inc., Pioneer Natural Resources Company, Plains Exploration & Production Company, Cabot Oil & Gas Corporation, St. Mary Land & Exploration Company and Range Resources Corporation. We believe that this group of companies is representative of the industry in which we operate and the individual companies were chosen because of such companies’ relative position in our industry, their relative size/market capitalization, the relative complexity of the business, similar organizational structure and the named executive officers’ roles and responsibilities.

In addition, our Compensation Committee has reviewed various relevant compensation surveys with respect to determining compensation for the named executive officers. In determining the long-term incentive component of compensation of our senior executives (including our named executive officers), our Compensation Committee considers the performance and relative equity holder return, the value of similar incentive awards to senior executives at comparable companies, awards made to the company’s senior executives in past years and such other factors as our Compensation Committee deems relevant.

With respect to bonus amounts and stock awards paid to our chief executive officer, the bonus and incentive award amounts differ in value from awards made to our other named executive officers because the scope of our chief executive officer’s responsibilities are broader than those of our other named executive officers. In addition, our Compensation Committee considers the bonus and stock awards paid to similar named executive officers by our peer companies, which awards are generally higher for chief executive officers at our peer companies than for other executive officers at our peer companies.

Elements of Compensation.  The primary elements of our compensation program are a combination of annual cash and long-term equity-based compensation. For fiscal year 2008, the principal elements of compensation for the named executive officers were the following:

•	base salary;

•	annual cash bonus plan awards;

•	long-term incentive plan awards; and

•	retirement and health benefits.

Base Salary.  Our Compensation Committee establishes base salaries for the named executive officers based on the historical salaries for services rendered to us and our affiliates, market data and responsibilities of the named executive officers. Salaries are generally determined by considering the employee’s performance and prevailing levels of compensation in areas in which a particular employee works. As discussed above, except with respect to the monthly payment that we make to Crosstex Energy, L.P., all of the base salaries of the named executive officers were allocated to Crosstex Energy, L.P. as general and administration expenses. The base salaries paid to our named executive officers during fiscal year 2008 are shown in the Summary Compensation Table on page 28.

Each of the named executive officers, including Barry E. Davis, Jack M. Lafield, William W. Davis, Robert S. Purgason and Joe A. Davis have entered into employment agreements with Crosstex Energy GP, LLC. Mr. Lafield’s employment agreement was replaced with a separation agreement with his departure on January 16, 2009. All of these employment agreements are substantially similar, with certain exceptions as set forth below. Each of the employment agreements has a term of one year that will automatically be extended such that the remaining term of the agreements will not be less than one year. The employment agreements provide for a base annual salary of $435,000, $315,000, $300,000 and $285,000 for Barry E. Davis, William W. Davis, Robert S. Purgason and Joe A. Davis, respectively, as of January 1, 2009.

The employment agreements also provide for a noncompetition period that will continue until the later of one year after the termination of the employee’s employment or the date on which the employee is no longer entitled to receive payments under the employment agreement. During the noncompetition period, the employees are generally prohibited from engaging in any business that competes with us or our affiliates in areas in which we conduct business.

Annual Cash Bonus Awards.  Our Compensation Committee awarded cash bonus awards to each of the named executive officers in 2008. Crosstex uses financial and operational goals, as well as individual performance goals, to determine the amount of cash bonus awards that we pay to our named executive officers. Bonuses have been generally based on return on invested capital (“ROI”), bottom-line profitability, customer satisfaction, overall company growth, corporate governance, adherence to policies and procedures and other factors that vary depending on an employee’s responsibilities. The calculation of ROI is reviewed by the Board and includes adjustments for capital expenditures that are not yet deployed in income producing activities and other similar matters. With certain exceptions, approximately two-thirds of the bonuses payable to our named executive officers for fiscal 2008 were based upon a formula that is tied to ROI achieved by us during the year. If a predetermined ROI is accomplished, then the bonus is paid and is increased or decreased based on the ROI percentage that is achieved, with minimum payouts of 10%, target payouts ranging from 65% to 100%, and maximum payouts ranging from 130% to 200% of an executive officer’s base salary. Target ROI is based upon a standard of reasonable market expectations and company performance, and varies from year to year. Several factors are reviewed in determining target ROI, including market expectations, internal forecasts and available investment opportunities. For 2008, our ROI targets for bonuses were 9% for minimum bonuses, 11% for mid-point bonuses and 13% for maximum bonuses. We slightly exceeded the minimum ROI threshold of 9% with an ROI of 9.2% for 2008.

The remaining amount of the bonuses payable to our named executive officers for fiscal 2008 were determined in the discretion of the Compensation Committee, based upon the Compensation Committee’s assessment of performance objectives. These performance objectives include the quality of leadership within the named executive officer’s assigned area of responsibility, the achievement of technical and professional proficiencies by the named executive officer, the execution of identified priority objectives by the named executive officer and the named executive officer’s contribution to, and enhancement of, the desired company culture. These performance objectives are reviewed and evaluated by our Compensation Committee as a whole. All of our named executive officers met or exceeded their personal performance objectives for 2008.

For 2009, the Board has approved a modification to the Annual Cash Bonus Plan to substitute earnings before interest, income taxes, depreciation and amortization, or EBITDA, as the performance metric in place of ROI. Under the revised 2009 plan, bonuses will be determined based on EBITDA levels ranging from a threshold of $195.0 million to a maximum of $280.0 million, with a mid-point EBITDA of $225.0 million. Payout of any such bonuses will be contingent on the Partnership’s compliance with all long term debt covenants. The discretionary portion of the bonus will operate in the same manner as in 2008. In addition, the Board has approved a Key

Employee Retention Plan for 2009 that will include each of the named executive officers and certain other members of senior management. Under the plan, participants will receive retention payments in quarterly installments equal to 20% of base salary for the first three quarters of the year and 40% of base salary for the fourth quarter, provided that the participant is employed by the Partnership at the time of payment. In the case of a participant who is terminated by Crosstex without cause, such participant will receive a prorated payment based on time of employment. Payments made under this plan will be in lieu of payments that would otherwise be payable to a participant under the Annual Cash Bonus Plan up to the mid-point EBITDA of $225.0 million. The Key Employee Retention Plan is designed to retain and compensate certain key employees that are very important for the accomplishment of the Partnership’s objectives during critical times. Participation in the plan is at the discretion of the Compensation Committee and the Board.

Long-Term Incentive Plans.  We compensate our employees and directors with grants under long-term incentive plans adopted by each of Crosstex Energy, Inc. and Crosstex Energy GP, LLC. A discussion of each plan (prior to (i)  the adoption of the proposed 2009 Plan described in Proposal Two and (ii) any proposed amendment to the Crosstex Energy GP, LLC plan after January 1, 2009) follows:

Crosstex Energy, Inc. Long-Term Incentive Plan.  The objectives of our long-term incentive plan are to attract able persons to enter the employ of the company, to encourage employees to remain in the employ of the company, to provide motivation to employees to put forth maximum efforts toward the continued growth, profitability and success of the company by providing incentives to such persons through the ownership and/or performance of our common stock and to attract able persons to become directors of the company and to provide such individuals with incentive and reward opportunities. Awards to participants under the long-term incentive plan may be made in the form of stock options or restricted stock awards.

The Crosstex Energy, Inc. long-term incentive plan provides for the award of stock options and restricted stock (collectively, “Awards”) for up to 4,590,000 shares of our common stock. As of January 1, 2009, approximately 626,453 shares remained available under the long-term incentive plan for future issuance to participants. A participant may not receive in any calendar year options relating to more than 100,000 shares of common stock. The maximum number of shares set forth above are subject to appropriate adjustment in the event of a recapitalization of our capital structure or our reorganization. Shares of common stock underlying Awards that are forfeited, terminated or expire unexercised become immediately available for additional Awards under the long-term incentive plan.

The Compensation Committee of the Board administers the long-term incentive plan. The administrator has the power to determine the terms of the options or other awards granted, including the exercise price of the options or other awards, the number of shares subject to each option or other award, the exercisability thereof and the form of consideration payable upon exercise. In addition, the administrator has the authority to grant waivers of long-term incentive plan terms, conditions, restrictions and limitations, and to amend, suspend or terminate the plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the plan without the consent of the holder. Awards may be granted to employees, consultants and our outside directors.

Our Compensation Committee will determine the type or types of Awards made under the plan and will designate the individuals who are to be the recipients of Awards. Each Award may be embodied in an agreement containing such terms, conditions and limitations as determined by our Compensation Committee. Awards may be granted singly or in combination. Awards to participants may also be made in combination with, in replacement of, or as alternatives to, grants or rights under the plan or any other employee benefit plan of the company. All or part of an Award may be subject to conditions established by our Compensation Committee, including continuous service with the company.

•	Stock Options. Stock options are rights to purchase a specified number of shares of common stock at a specified price. An option granted pursuant to the plan may consist of either an incentive stock option that complies with the requirements of section 422 of the Code, or a nonqualified stock option that does not comply with such requirements. Only employees may receive incentive stock options and such options must have an exercise price per share that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant. Nonqualified stock options also must have an exercise price per share that is not less than the fair market value of the common stock underlying the option on the date of grant. The exercise price of an option must be paid in full at the time an option is exercised.

•	Restricted Stock Awards. Stock awards consist of restricted shares of our common stock. Our Compensation Committee will determine the terms, conditions and limitations applicable to any restricted stock awards. Rights to dividends or dividend equivalents may be extended to and made part of any stock award at the discretion of our Compensation Committee. Restricted stock awards will have a vesting period established in the sole discretion of the Compensation Committee, provided that the Compensation Committee may provide for earlier vesting by reason of death, disability, retirement or otherwise.

•	Performance Shares. A performance share represents a contractual commitment to grant restricted shares in the future if certain conditions are satisfied. It is contemplated that performance share agreements will only be entered into with members of our senior management. Under the terms of the performance share agreements, to be eligible to receive the restricted shares, the executive officer must continuously be employed from the date of the agreement through January 1 of the third calendar year following such date, and no shares will be credited to an award recipient under our long term incentive plan until such future date. Each agreement provides for a target number of shares that are to be granted in the future. The target number of shares will be increased (up to a maximum of 200% of the target number of shares for performance units granted in 2007 and up to a maximum of 300% for performance units granted in 2008) or decreased (to a minimum of 30% of the target number of shares) based on Crosstex Energy, L.P.’s average growth rate (defined as the percentage increase or decrease in distributable cash flow per common unit) compared to the target growth rate established in the applicable performance shares agreement which will vary from year to year. In 2007 and 2008, the target growth rate was 10.5% and 9%, respectively. Generally, the restricted shares that are granted pursuant to a performance share agreement will vest and become unrestricted as of March 1 of the year of vesting if the executive officer remains an employee through such date.

The Board may amend, modify, suspend or terminate the long-term incentive plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would impair the rights of any participant to any Award may be made without the consent of such participant, and no amendment requiring stockholder approval under any applicable legal requirements will be effective until such approval has been obtained. No incentive stock options may be granted after the tenth anniversary of the effective date of the plan.

In the event of any corporate transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of our stock or property, the Board shall substitute or adjust, as applicable: (i) the number of shares of common stock reserved under this plan and the number of shares of common stock available for issuance pursuant to specific types of Awards as described in the plan, (ii) the number of shares of common stock covered by outstanding Awards, (iii) the grant price or other price in respect of such Awards and (iv) the appropriate fair market value and other price determinations for such Awards, in order to reflect such transactions, provided that such adjustments shall only be such that are necessary to maintain the proportionate interest of the holders of Awards and preserve, without increasing, the value of such Awards.

On an aggregate basis, in the past the Crosstex entities generally have granted equity compensation in a amount of up to 300% of the chief executive officer’s base salary and up to 200% of each other named executive officer’s base salary. The total value of the equity compensation granted to our executive officers generally has been awarded 50% in restricted units of Crosstex Energy, L.P. and 50% in restricted stock of Crosstex Energy, Inc. In addition, our executive officers may receive additional grants of equity compensation in certain circumstances, such as promotions. For fiscal year 2008, Crosstex Energy, Inc. granted 58,748, 27,011, 28,361, 27,011 and 25,660 performance shares at target to Barry E. Davis, Jack M. Lafield, William W. Davis, Robert S. Purgason and Joe A. Davis, respectively. All performance and restricted shares that we grant are charged against earnings according to SFAS No. 123R.

Crosstex Energy GP, LLC Long-Term Incentive Plan.  Crosstex Energy GP, LLC has adopted a long-term incentive plan for employees and directors of Crosstex Energy GP, LLC and its affiliates who perform services for us. The long-term incentive plan is administered by Crosstex Energy GP, LLC’s Compensation Committee and

permits the grant of awards covering an aggregate of 4,800,000 common units, which may be awarded in the form of restricted units or unit options. Of the 4,800,000 common units that may be awarded under the long-term incentive plan, 1,915,696 common units remain eligible for future grants by Crosstex Energy GP, LLC as of January 1, 2009. The long-term compensation structure is intended to align the employee’s performance with long-term performance for our unitholders.

Crosstex Energy GP, LLC’s board of directors in its discretion may terminate or amend the long-term incentive plan at any time with respect to any units for which a grant has not yet been made. Crosstex Energy GP, LLC’s board of directors also has the right to alter or amend the long-term incentive plan or any part of the plan from time to time, including increasing the number of units that may be granted subject to the approval requirements of the exchange upon which the common units are listed at that time. However, no change in any outstanding grant may be made that would materially impair the rights of the participant without the consent of the participant.

•	Unit Options. The long-term incentive plan currently permits the grant of options covering common units. Under current policy all unit option grants will have an exercise price equal to or more than the fair market value of the units on the date of grant. In general, unit options granted will become exercisable over a period determined by the Compensation Committee. In addition, the unit options will become exercisable upon a change in control of us or our general partner, as discussed below under “— Potential Payments Upon a Change of Control or Termination.” Upon exercise of a unit option, Crosstex Energy GP, LLC will acquire common units in the open market or directly from us or any other person or use common units already owned, or any combination of the foregoing. Crosstex Energy GP, LLC will be entitled to reimbursement by us for the difference between the cost incurred by it in acquiring these common units and the proceeds received by it from an optionee at the time of exercise. Thus, the cost of the unit options will be borne by us. If we issue new common units upon exercise of the unit options, the total number of common units outstanding will increase, and Crosstex Energy GP, LLC will pay us the proceeds it received from the optionee upon exercise of the unit option. The unit option plan has been designed to furnish additional compensation to employees and directors and to align their economic interests with those of common unitholders.

•	Restricted Units. A restricted unit is a “phantom” unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit. In the future, the Compensation Committee may make grants under the plan to employees and directors containing such terms as it shall determine under the plan. The Compensation Committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units will vest upon a change of control of us or of our general partner, as discussed below under “— Potential Payments Upon a Change of Control or Termination.” Common units to be delivered upon the vesting of restricted units may be common units acquired by Crosstex Energy GP, LLC in the open market common units already owned by Crosstex Energy GP, LLC, common units acquired by Crosstex Energy GP, LLC directly from us or any other person or any combination of the foregoing. Crosstex Energy GP, LLC will be entitled to reimbursement by us for the cost incurred in acquiring common units. If we issue new common units upon vesting of the restricted units, the total number of common units outstanding will increase. The Compensation Committee, in its discretion, may grant tandem distribution equivalent rights with respect to restricted units which entitles the grantee to distributions attributable to the restricted units prior to vesting of such units. We intend the issuance of the common units upon vesting of the restricted units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, under current policy, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

•	Performance Units. A performance unit represents a contractual commitment to grant restricted units in the future if certain conditions are satisfied. It is contemplated that performance unit agreements will only be entered into with members of our senior management. Under the terms of the performance unit agreements, to be eligible to receive the restricted units, the executive officer must continuously be employed from the date of the agreement through January 1 of the third calendar year following such date, and no units will be credited to an award recipient under our long term incentive plan until such future date. Each agreement provides for a target number of units that are to be granted in the future. The target number of units will be increased (up to a maximum of 200% of the target number of units for performance units granted in 2007 and up to a maximum of 300% for performance units granted in 2008) or decreased (to a minimum of 30% of the target number of units) based on Crosstex Energy, L.P.’s average growth rate (defined as the percentage increase or decrease in distributable cash flow per unit) compared to the target growth rate established in the applicable performance unit agreement which will vary from year to year. In 2007 and 2008 the target growth rate was 10.5%, and 9.0%, respectively. Generally, the restricted units that are granted pursuant to a performance unit agreement will vest and become unrestricted as of March 1 of the year of vesting if the executive officer remains an employee through such date.

As discussed above, on an aggregate basis, in the past the Crosstex entities generally have granted equity compensation in an amount of up to 300% of the chief executive officer’s base salary and up to 200% of each other named executive officer’s base salary. The total value of the equity compensation granted to our named executive officers generally has been allocated 50% in restricted units of Crosstex Energy, L.P. and 50% in restricted stock of Crosstex Energy, Inc. For fiscal year 2008, Crosstex Energy GP, LLC granted 61,985, 28,499, 29,924, 28,499 and 27,074 performance units at target to Barry E. Davis, Jack M. Lafield, William W. Davis, Robert S. Purgason and Joe A. Davis, respectively. All performance and restricted units that we grant are charged against earnings according to SFAS No. 123R.

Retirement and Health Benefits.  We offer a variety of health and welfare and retirement programs to all eligible employees. The named executive officers are generally eligible for the same programs on the same basis as our other employees. We maintain a tax-qualified 401(k) retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantages basis. In 2008, we matched 100% of every dollar contributed for contributions of up to 6% of salary (not to exceed the maximum amount permitted by law) made by eligible participants. The retirement benefits provided to the named executive officers were allocated to us as general and administration expenses. Our executive officers are also eligible to participate in any additional retirement and health benefits available to our other employees.

Perquisites and Other Compensation.  We generally do not pay for perquisites for any of the named executive officers, other than payment of dues, sales tax and related expenses for membership in an industry related private lunch club (totaling less than $2,500 per year per person).

Compensation Mix.  Our Compensation Committee determines the mix of compensation, both among short and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of the named executive officers. We believe that the mix of base salary, cash bonus awards, awards under the long-term incentive plan, retirement and health benefits and perquisites and other compensation fit our overall compensation objectives. We believe this mix of compensation provides competitive compensation opportunities to align and drive employee performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies that we require.

Potential Payments Upon a Change of Control or Termination

Employment Agreements.  Under the employment agreements with our executive officers, we may be required to pay certain amounts upon a change of control of us or our affiliates or upon the termination of the executive officer in certain circumstances. Except in the event of our becoming bankrupt or ceasing operations, termination for cause or termination by the employee other than for good reason, or if a change in control occurs during the term of an employee’s employment and either party to the agreement terminates the employee’s employment as a result thereof, the employment agreements entered into between Crosstex Energy GP, LLC and each of the named executive officers provide for continued salary payments, bonus and benefits following termination of employment for the remainder of the employment term under the agreement. The terms contained in the employment agreements were established at the time Crosstex Energy GP, LLC entered into such agreements with our named executive officers. These terms were determined based on past practice and our understanding of similar agreements utilized by public companies generally at the time we entered into such agreements. The determination of the reasonable consequences of a change of control is periodically reviewed by the Compensation Committee. For purposes of the employment agreements:

•	“Cause” means that:

•	the employee has failed to perform the duties assigned to him and such failure has continued for 30 days following delivery by Crosstex Energy GP, LLC of written notice to the employee of such failure;

•	the employee has been convicted of a felony or misdemeanor involving moral turpitude;

•	the employee has engaged in acts or omissions against Crosstex Energy GP, LLC constituting dishonesty, breach of fiduciary obligation or intentional wrongdoing or misfeasance;

•	the employee has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of Crosstex Energy GP, LLC; or

•	the employee has breached any obligation under the employment agreement.

•	“Good reason” includes any of the following:

•	the assignment to employee of any duties materially inconsistent with the employee’s position (including a materially adverse change in the employee’s office, title and reporting requirements), authority, duty or responsibilities;

•	requiring the employee to be based at any office other than the offices in the greater Dallas, Texas area;

•	any termination by Crosstex Energy GP, LLC of the employee’s employment other than as expressly permitted by the employment agreement; or

•	a breach or violation by Crosstex Energy GP, LLC of any material provision of the employment agreement, which breach or violation remains unremedied for more than 30 days after written notice thereof is given to Crosstex Energy GP, LLC by the employee.

No act or failure to act on Crosstex Energy GP, LLC’s part shall be considered “good reason” unless the employee has given Crosstex Energy GP, LLC written notice of such act or failure to act within 30 days thereof and Crosstex Energy GP, LLC fails to remedy such act or failure to act within 30 days of its receipt of such notice.

•	A “change in control” shall be deemed to have occurred if:

•	We and/or our affiliates, collectively, no longer directly or indirectly hold a controlling interest in Crosstex Energy GP, L.P. or Crosstex Energy GP, LLC and the named executive officer does not remain employed by Crosstex Energy GP, LLC upon the occurrence of such event (whether the employee’s employment is terminated voluntarily or by Crosstex Energy GP, LLC);

•	the consummation of any transaction as a result of which any person (other than Yorktown Partners LLC, a Delaware limited liability company, or its affiliates including any funds under its management) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 50% of the total voting power represented by our outstanding voting securities at a time when we still beneficially own 50% or more of the voting power of the outstanding equity interests of Crosstex Energy GP, L.P. or Crosstex Energy GP, LLC; or

•	Crosstex Energy GP, LLC has caused the sale of at least 50% of Crosstex Energy, L.P.’s assets.

If a termination of a named executive officer by us other than for cause, a termination by a named executive officer for good reason or upon a change in control were to have occurred as of December 31, 2008, our named executive officers would have been entitled to the following:

•	Barry E. Davis would have received $435,000 representing base salary for the remainder of the term of the employment agreement (i.e., one year’s salary paid at regularly scheduled times), $78,000 representing bonuses earned under any incentive plans in which he is a participant earned up to the date of termination or change in control and continued participation in Crosstex Energy GP, LLC’s health plans for the remainder of the term of the employment agreement;

•	Robert S. Purgason would have received $300,000 representing base salary for the remainder of the term of the employment agreement (i.e., one year’s salary paid at regularly scheduled times), $45,000 representing bonuses earned under any incentive plans in which he is a participant earned up to the date of termination or change in control and continued participation in Crosstex Energy GP, LLC’s health plans for the remainder of the term of the employment agreement;

•	Jack M. Lafield would have received $300,000 representing base salary for the remainder of the term of the employment agreement (i.e., one year’s salary paid at regularly scheduled times), $45,000 representing bonuses earned under any incentive plans in which he is a participant earned up to the date of termination or change in control and continued participation in Crosstex Energy GP, LLC’s health plans for the remainder of the term of the employment agreement;

•	William W. Davis would have received $315,000 representing base salary for the remainder of the term of the employment agreement (i.e., one year’s salary paid at regularly scheduled times), $147,000 representing bonuses earned under any incentive plans in which he is a participant earned up to the date of termination or change in control and continued participation in Crosstex Energy GP, LLC’s health plans for the remainder of the term of the employment agreement; and

•	Joe A. Davis would have received $285,000 representing base salary for the remainder of the term of the employment agreement (i.e., one year’s salary paid at regularly scheduled times), $43,000 representing bonuses earned under any incentive plans in which he is a participant earned up to the date of termination or change in control and continued participation in Crosstex Energy GP, LLC’s health plans for the remainder of the term of the employment agreement.

Long-Term Incentive Plans.  With respect to the Long-Term Incentive Plans, the amounts to be received by our named executive officers in these circumstances will be automatically determined based on the number of unvested stock or unit awards or restricted stock or units held by a named executive officer at the time of a change in control. The terms of the Long-Term Incentive Plans were determined based on past practice and our understanding of similar plans utilized by public companies generally at the time we adopted such plans. The determination of the reasonable consequences of a change of control is periodically reviewed by the Compensation Committee.

Crosstex Energy, Inc. Long-Term Incentive Plan.  Under current policy, if a grantee’s employment is terminated for any reason other than death or disability, depending on the particular terms of the agreement in question, a grantee’s options and restricted shares that have been granted may automatically be forfeited unless, and to the extent, the Compensation Committee provides otherwise. With respect to performance shares, however, in the case of a termination without cause or for good reason, the pro-rata portion of the number of shares that have accrued to the date of termination will vest and become payable to the participant. A grantee’s options, restricted shares and performance shares will generally vest in the event of death or disability. Immediately prior to a “change of control” of us, all option awards, restricted stock awards and performance shares will automatically vest and become payable or exercisable, as the case may be, in full and all vesting periods will terminate. For purposes of the long-term incentive plan, a “change of control” means:

•	the consummation of a merger or consolidation of us with or into another entity or any other transaction, if persons who were not our shareholders immediately prior to such merger, consolidation or other transaction beneficially own immediately after such merger, consolidation or other transaction 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity;

•	the sale, transfer or other disposition of all or substantially all of our assets;

•	a change in the composition of our board of directors as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of us on the date 12 months prior to the date of the event that may constitute a change of control (the “original directors”) or (ii) were elected, or nominated for election, to our Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

•	any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing at least 50% of the total voting power represented by our then outstanding voting securities.

If a change in control were to have occurred as of December 31, 2008, options and restricted stock held by the named executive officers would have automatically vested and become payable or exercisable, and any vesting periods of restricted stock would have terminated, as follows:

•	Barry E. Davis held 38,154 shares of restricted stock and 213,744 performance shares that would have become fully vested, payable and/or exercisable as a result of such change in control;

•	Robert S. Purgason held 38,631 shares of restricted stock, 98,985 performance shares and options to purchase 30,000 common shares that would have become fully vested, payable and/or exercisable as a result of such change in control;

•	Jack M. Lafield held 36,594 shares of restricted stock and 98,985 performance shares that would have become fully vested, payable and/or exercisable as a result of such change in control;

•	William W. Davis held 36,594 shares of restricted stock and 103,035 performance shares that would have become fully vested, payable and/or exercisable as a result of such change in control; and

•	Joe A. Davis held 8,565 shares of restricted stock and 87,634 performance shares that would have become fully vested, payable and/or exercisable as a result of such change in control.

Crosstex Energy GP, LLC Long-Term Incentive Plan.  Under current policy, if a grantee’s employment is terminated for any reason other than death or disability, depending on the particular terms of the agreement in question, a grantee’s unit options and restricted units granted under the long-term incentive plan may automatically be forfeited unless, and to the extent, Crosstex Energy GP, LLC’s Compensation Committee provides otherwise. With respect to performance units, however, in the case of a termination without cause or for good reason, the pro-rata portion of the number of units that have accrued to the date of termination will vest and become payable to the participant. A grantee’s options, restricted units and performance units will generally vest in the event of death or disability. Upon a change in control of Crosstex Energy, L.P. or its general partner, all unit options, restricted units and performance units will automatically vest and become payable or exercisable, as the case may be, in full and any restricted periods or performance criteria shall terminate or be deemed to have been achieved at the maximum level. For purposes of the long-term incentive plan, a “change in control” means, and shall be deemed to have occurred if:

•	the consummation of a merger or consolidation of Crosstex Energy GP, LLC with or into another entity or any other transaction, if persons who were not holders of equity interests of Crosstex Energy GP, LLC immediately prior to such merger, consolidation or other transaction, beneficially own immediately after such merger, consolidation or other transaction 50% or more of the voting power of the outstanding equity interests of the continuing or surviving entity;

•	the sale, transfer or other disposition of all or substantially all of Crosstex Energy GP, LLC’s or Crosstex Energy, L.P.’s assets;

•	a change in the composition of the board of directors as a result of which fewer than 50% of the incumbent directors are directors who either had been directors of Crosstex Energy GP, LLC on the date 12 months prior to the date of the event that may constitute a change in control (the “original directors”) or were elected, or nominated for election, to the board of directors of Crosstex Energy GP, LLC with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

•	the consummation of any transaction as a result of which any person (other than Yorktown Partners LLC, a Delaware limited liability company, or its affiliates including any funds under its management) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing at least 50% of the total voting power represented by our then outstanding voting securities at a time when we still beneficially own more than 50% of securities of Crosstex Energy GP, LLC representing at least 50% of the total voting power represented by Crosstex Energy GP, LLC’s then outstanding voting securities.

If a change in control were to have occurred as of December 31, 2008, unit options, restricted units and performance units held by the named executive officers would have automatically vested and become payable or exercisable, as follows:

•	Barry E. Davis held 16,667 restricted units and 218,117 performance units that would have become fully vested, payable and/or exercisable as a result of such change in control;

•	Robert S. Purgason held 18,886 restricted units, 101,043 performance units and options to purchase 10,000 common units that would have become fully vested, payable and/or exercisable as a result of such change in control;

•	Jack M. Lafield held 10,145 restricted units and 101,043 performance units that would have become fully vested, payable and/or exercisable as a result of such change in control;

•	William W. Davis held 10,145 restricted units and 105,318 performance units that would have become fully vested, payable and/or exercisable as a result of such change in control; and

•	Joe A. Davis held 7,199 restricted units and 91,876 performance units that would have become fully vested, payable and/or exercisable as a result of such change in control.

Role of Executive Officers in Executive Compensation.  Our Compensation Committee determines the compensation payable to each of the named executive officers. None of the named executive officers serves as a member of the Compensation Committee. However, our chief executive officer, Barry E. Davis, provides periodic recommendations to the Compensation Committee regarding the compensation of the other named executive officers.

Tax and Accounting Considerations.  The equity compensation grant policies of the Crosstex entities have been impacted by the implementation of SFAS No. 123R, which we adopted effective January 1, 2006. Under this accounting pronouncement, we are required to value unvested unit options granted prior to our adoption of SFAS 123 under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. As a result, the Crosstex entities currently intend to discontinue grants of unit option and stock option awards and instead grant restricted unit and restricted stock awards to the named executive officers and other employees. The Crosstex entities have structured the compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the service provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. None of the named executive officers or other employees had non-performance based compensation paid in excess of the $1.0 million tax deduction limit contained in Internal Revenue Code Section 162(m).

Summary Compensation Table

The following table sets forth certain compensation information for our chief executive officer and our four other most highly compensated executive officers in 2008.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)	($)	($)(6)	($)	($)	($)	($)		($)

Barry E. Davis	2008	435,000	78,000	1,154,104	—	—	—	356,580	(1)	2,023,684
President and Chief	2007	400,000	400,000	1,111,409	—	—	—	213,210	(1)	2,124,619
Executive Officer	2006	390,000	95,000	1,126,875	—	—	—	167,630	(1)	1,779,505
Robert S. Purgason	2008	300,000	45,000	530,627	—	—	—	224,589	(2)	1,100,216
Executive Vice	2007	290,000	226,000	534,691	—	—	—	175,038	(2)	1,225,729
President and Chief	2006	222,385	47,500	1,392,025	—	—	—	113,267	(2)	1,775,177
Operating Officer
Jack M. Lafield	2008	300,000	45,000	530,627	—	—	—	211,951	(3)	1,087,578
Executive Vice	2007	290,000	226,000	534,691	—	—	—	222,622	(3)	1,273,313
President	2006	275,000	60,000	685,926	—	—	—	198,061	(3)	1,218,987
William W. Davis	2008	315,000	147,000	557,137	—	—	—	220,452	(4)	1,239,589
Executive Vice	2007	290,000	226,000	534,691	—	—	—	227,411	(4)	1,278,102
President and Chief	2006	275,000	60,000	685,926	—	—	—	198,061	(4)	1,218,987
Financial Officer
Joe A. Davis	2008	285,000	43,000	504,085	—	—	—	234,324	(5)	1,066,409
Executive Vice	2007	265,000	226,000	366,422	—	—	—	137,440	(5)	994,862
President and	2006	250,000	47,500	549,967	—	—	—	86,349	(5)	933,816
General Counsel

(1)	Amount of all other compensation for Mr. Barry Davis includes distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $192,471 in 2008, $123,134 in 2007 and $95,251 in 2006, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $139,374 in 2008, $83,308 in 2007 and $62,755 in 2006.

(2)	Amount of all other compensation for Mr. Purgason includes distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $112,788 in 2008, $66,202 in 2007 and $18,520 in 2006, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $87,873 in 2008, $64,097 in 2007 and $37,260 in 2006.

(3)	Amount of all other compensation for Mr. Lafield includes distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $96,430 in 2008, $113,048 in 2007 and $97,211 in 2006, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $91,709 in 2008, $106,806 in 2007 and $93,438 in 2006.

(4)	Amount of all other compensation for Mr. William Davis includes distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $98,923 in 2008, $113,048 in 2007 and $97,211 in 2006, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $93,140 in 2008, $106,806 in 2007 and $93,438 in 2006.

(5)	Amount of all other compensation for Mr. Joe Davis includes distributions on restricted units and performance units of Crosstex Energy, L.P. in the amount of $118,791 in 2008, $76,876 in 2007 and $47,925 in 2006, and dividends on restricted stock and performance shares of Crosstex Energy, Inc. in the amount of $91,625 in 2008, $52,988 in 2007 and $36,300 in 2006.

(6)	The amounts shown represent the amount recognized for financial statement reporting purposes computed in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.” See Note 11 to our audited financial statements included in our 2008 Annual Report for the assumptions made in our valuation of such awards.

Grants of Plan-Based Awards for Fiscal Year 2008 Table

The following tables provide information concerning each grant of an award made to a named executive officer for fiscal year 2008, including, but not limited to, awards made under the Crosstex Energy, Inc. Long-Term Incentive Plan and the Crosstex Energy GP, LLC Long-Term Incentive Plan.

CROSSTEX ENERGY, INC. — GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Equity Incentive Plan Awards
					Grant
					Date Fair
					Value of
					Stock
		Threshold	Target	Maximum	Awards
Name	Grant Date	(#)	(#)	(#)	($)(1)

Barry E. Davis	3/27/08	17,624	58,748	176,244	582,649
Robert S. Purgason	3/27/08	8,103	27,011	81,033	267,885
Jack M. Lafield	3/27/08	8,103	27,011	81,033	267,885
William W. Davis	3/27/08	8,508	28,361	85,083	281,274
Joe A. Davis	3/27/08	7,698	25,660	76,980	254,496

(1)	Performance shares reported at the threshold (minimum) number of units. Performance shares awarded to named executive officers in 2008 included dividend rights for the target level shares. See discussion of award characteristics on page 21.

CROSSTEX ENERGY GP, LLC — GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under
	Equity Incentive Plan Awards
					Grant
					Date Fair
					Value of
					Unit
		Threshold	Target	Maximum	Awards
Name	Grant Date	(#)	(#)	(#)	($)(1)

Barry E. Davis	3/27/08	18,596	61,985	185,955	571,455
Robert S. Purgason	3/27/08	8,550	28,499	85,497	262,742
Jack M. Lafield	3/27/08	8,550	28,499	85,497	262,742
William W. Davis	3/27/08	8,977	29,924	89,772	275,863
Joe A. Davis	3/27/08	8,122	27,074	81,222	249,589

(1)	Performance units reported at the threshold (minimum) number of units. Performance units awarded to named executive officers in 2008 included distribution rights for the target level units. See discussion of award characteristics on page 22.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2008

The following tables provide information concerning all outstanding equity awards made to a named executive officer as of December 31, 2008, including, but not limited to, awards made under the Crosstex Energy, Inc. Long-Term Incentive Plan and the Crosstex Energy GP, LLC Long-Term Incentive Plan.

CROSSTEX ENERGY, INC. — OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market
			Equity					Number	or Payout
			Incentive					of	Value of
			Plan				Market	Unearned	Unearned
			Awards:				Value of	Shares,	Shares,
	Number of	Number of	Number of			Number	Shares or	Units or	Units or
	Securities	Securities	Securities			of Shares or	Units of	Other	Other
	Underlying	Underlying	Underlying			Units of	Stock	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Stock That	That	That	That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)	(#)(2)	($)(1)

Barry E. Davis	—	—	—	—	—	38,154	148,801	5,625 (3)	24,581
								17,624 (4)	77,017
Robert S. Purgason	15,000	15,000	—	13.33	12/07/14	38,631	150,661	2,692 (3)	11,764
								8,103 (4)	35,410
Jack M. Lafield	—	—	—	—	—	36,594	142,717	2,692 (3)	11,764
								8,103 (4)	35,410
William W. Davis	—	—	—	—	—	36,594	142,717	2,692 (3)	11,764
								8,508 (4)	37,180
Joe A. Davis	—	—	—	—	—	8,565	33,404	1,845 (3)	8,063
								7,698 (4)	33,640

(1)	The closing price for the common stock was $3.90 as of December 31, 2008.

(2)	Performance shares reported at the threshold (minimum) number of shares. See discussion on page 21.

(3)	Performance shares vest on March 1, 2010.

(4)	Performance shares vest on March 1, 2011.

CROSSTEX ENERGY GP, LLC — OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market
			Equity					Number	or Payout
			Incentive					of	Value of
			Plan					Unearned	Unearned
			Awards:					Shares,	Shares,
	Number of	Number of	Number of				Market	Units or	Units or
	Securities	Securities	Securities			Number	Value of	Other	Other
	Underlying	Underlying	Underlying			of Units	Units	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That	That	That	That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)(3)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(1)	(#)(2)	($)(1)

Barry E. Davis	—	—	—	—	—	16,667	72,835	4,824 (4)	21,081
								18,596 (5)	81,265
Robert S. Purgason	5,000	5,000	—	30.00	11/15/14	18,886	82,532	2,331 (4)	10,186
								8,550 (5)	37,364
Jack M. Lafield	—	—	—	—	—	10,145	44,334	2,331 (4)	10,186
								8,550 (5)	37,364
William W. Davis	—	—	—	—	—	10,145	44,334	2,331 (4)	10,186
								8,977 (5)	39,229
Joe A. Davis	—	—	—	—	—	7,199	31,460	1,598 (4)	6,983
								8,122 (5)	35,493

(1)	The closing price for the common units was $4.37 as of December 31, 2008.

(2)	Performance units reported at the threshold (minimum) number of units. See discussion on page 22.

(3)	Options vest and become exercisable on November 5, 2009.

(4)	Performance units vest on March 1, 2010.

(5)	Performance units vest on March 1, 2011.

Option Exercises and Units and Shares Vested Table for Fiscal Year 2008

The following table provides information related to the exercise of options and vesting of restricted units and restricted shares during fiscal year ended 2008.

OPTION EXERCISES AND UNITS AND SHARES VESTED

	Crosstex Energy, L.P.		Crosstex Energy, Inc.
	Unit Awards		Share Awards
	Number of		Number of
	Units		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Vesting	on Vesting	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Barry E. Davis	23,857	757,424	37,500	1,370,325
Robert S. Purgason	4,286	132,952	9,999	372,363
Jack M. Lafield	32,714	1,025,848	71,250	2,614,088
William W. Davis	32,714	1,025,848	71,250	2,614,088
Joe A. Davis	22,500	328,725	45,000	781,177

Compensation of Directors for Fiscal Year 2008

DIRECTOR COMPENSATION

	Fees Earned
	or Paid in		All Other
	Cash	Unit Awards(1)	Compensation(2)	Total
Name	($)	($)	($)	($)

James C. Crain	119,250	73,193	1,586	194,029
Leldon E. Echols	34,750	37,508	760	73,018
Bryan H. Lawrence	—	—	—	—
Sheldon B. Lubar	22,917	37,508	760	61,177
Cecil E. Martin	33,875	37,508	760	72,143
Robert F. Murchison	133,083	102,029	2,145	237,257

(1)	Messrs. Crain, Echols, Lubar, Martin and Murchison were granted awards of restricted shares of Crosstex Energy, Inc. on May 23, 2008 with a fair market value of $34.57 per share and that will vest on May 7, 2009 in the following amounts, respectively: 1,085; 1,085; 1,085; 1,085; and 2,170. Messrs. Crain and Murchison were granted 2,584 and 1,956 shares, respectively, of Crosstex Energy, Inc. on October 7, 2008 with a fair market value of $13.81 per share. The amounts shown represent the amount recognized for financial statement reporting purposes computed in accordance with Statement of Financial Accounting Standards No. 123R, “Share Based Payment.” See Note 11 to our audited financial statements included in our 2008 Annual Report for the assumptions made in our valuation of such awards. At December 31, 2008, Messrs. Crain, Echols, Lubar, Martin and Murchison held aggregate outstanding restricted share awards, in the following amounts, respectively: 3,669; 1,085; 1,085; 1,085; and 4,126. Mr. Lawrence held no outstanding restricted share awards at December 31, 2008.

(2)	Other Compensation is comprised of distributions on restricted units.

Each non-employee director (except Mr. Lawrence) is paid an annual retainer fee of $50,000. Directors do not receive a fee for each regularly scheduled quarterly board meeting, but are paid $1,500 for each additional meeting that they attend. Also, an attendance fee of $1,500 is paid to each director for each committee meeting he attends. Each committee chairman receives $2,500 annually, except the Audit Committee chairman who receives $7,500 annually. The Lead Director is paid a fee of $7,500 annually. During 2008, Board members that served on Special Committees were paid a retainer fee of $25,000 for their service in lieu of any meeting attendance fees. Messrs. Crain and Murchison each served on two Special Committees during the year. Directors are also reimbursed for related out-of-pocket expenses. Barry E. Davis, as an executive officer of Crosstex Energy GP, LLC, is otherwise compensated for his services and therefore receives no separate compensation for his service as a director. For directors that serve on both the boards of Crosstex Energy GP, LLC and Crosstex Energy, Inc., the above listed fees are generally allocated 75% to Crosstex Energy, L.P. and 25% to us. Messrs. Crain and Murchison serve solely on our Board and none of their fees are allocated to Crosstex Energy, L.P. The Governance Committee annually reviews and makes recommendations to the Board of Directors regarding the compensation of the directors.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended 2008, the Compensation Committee was composed of Cecil E. Martin (Chairman) and Robert F. Murchison. Until May 2008, the Compensation Committee consisted of Messrs. Murchison (chair) and Martin, at which time Mr. Martin was appointed as the chairman of the Compensation Committee and Mr. Murchison was appointed as a member of the Compensation Committee. No member of the Compensation Committee was an officer or employee of Crosstex Energy, Inc. during the last fiscal year. None of our executive officers served on the board of directors or the compensation committee of any other entity for which any officers of such other entity served either on our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee of Crosstex Energy, Inc. held five meetings during fiscal year 2008. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Cecil E. Martin (Chairman)
Robert F. Murchison

Equity Compensation Plans

The following table provides information regarding our equity compensation plan as of December 31, 2008.

Number of Securities
Remaining Available for
	Number of Securities to be				Future Issuance Under
	Issued Upon Exercise of		Weighted-Average Price of		Equity Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column(a))
	(a)		(b)		(c)

Equity Compensation Plans Approved By Security Holders(1)	824,851	(2)	$9.54	(3)	626,453
Equity Compensation Plans Not Approved By Security Holders	N/A		N/A		N/A

(1)	Our long-term incentive plan for our officers, employees and directors was approved by our security holders in October 2006.

(2)	The number of securities includes (i) 538,731 restricted shares that have been granted under our long-term incentive plan that have not vested, and (ii) 218,620 performance shares which could result in grants of restricted shares in the future.

(3)	The exercise prices for outstanding options under the plan as of December 31, 2008 range from $6.50 to $13.33 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and any 10% beneficial owners of us to send reports of their beneficial ownership of Common Stock and changes in beneficial ownership to the SEC. Based on our records, except as set forth below, we believe that during fiscal 2008 all of such reporting persons complied with all Section 16(a) filing requirements applicable to them. Due to administrative errors, Form 4s were filed late on behalf of Joe E. Davis on November 12, 2008, Robert F. Murchison, Sheldon B. Lubar and James C. Crain on July 30, 2008, Cecil E. Martin and Leldon E. Echols on July 25, 2008, Barry E. Davis on April 3, 2008, Sheldon B. Lubar on March 25, 2008, Susan J. McAden, William W. Davis, Jack M. Lafield, Barry E. Davis and Robert S. Purgason on January 29, 2008. Due to administrative error, a Form 3 was filed late on behalf of Leldon E. Echols on January 30, 2008. The appropriate filings were made by us on behalf of these persons promptly following discovery of the errors.

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of our Board has selected KPMG LLP (“KPMG”) to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2009, subject to ratification by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will consider whether it should select a different firm, however, it is not required to do so. On the other hand, even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Crosstex Energy, Inc. and our stockholders. A representative of KPMG will be present at the annual meeting of stockholders and will have the opportunity to make a statement if he or she so desires to do so and is expected to be available to respond to appropriate questions. Our Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of KPMG as our independent public accounting firm for the fiscal year ended December 31, 2009.

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Fees

The fees for professional services rendered for the audit of our annual financial statements for each of the fiscal years ended December 31, 2008 and December 31, 2007, review of our internal control procedures for the fiscal year ended December 31, 2008 and December 31, 2007, and the reviews of the financial statements included in our Quarterly Reports on Forms 10-Q or services that are normally provided by KPMG in connection with statutory or regulatory filings or engagements for each of those fiscal years were $243,000 and $212,000, respectively. The fees for professional services rendered for the audit of Crosstex Energy, L.P.’s annual financial statements for each of the fiscal years ended December 31, 2008 and December 31, 2007, review of our internal control procedures for the fiscal year ended December 31, 2008 and December 31, 2007, and the reviews of the financial statements included in Crosstex Energy, L.P.’s Quarterly Reports on Forms 10-Q or services that are normally provided by KPMG in connection with statutory or regulatory filings or engagements for each of those fiscal years were $1.2 million. These amounts also included fees associated with comfort letters and consents related to debt and equity offerings of Crosstex Energy, L.P.

Audit-Related Fees

KPMG did not perform any assurance and related services related to the performance of the audit or review of our financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 that were not included in the audit fees listed above.

Tax Fees

We did not incur any fees by KPMG for tax compliance, tax advice and tax planning for the years ended December 31, 2008 and December 31, 2007.

All Other Fees

KPMG did not render services to us, other than those services covered in the section captioned “Audit Fees” for the fiscal years ended December 31, 2008 and December 31, 2007.

Audit Committee Approval of Audit and Non-Audit Services

All audit and non-audit services and any services that exceed the annual limits set forth in the policy must be pre-approved by the Audit Committee. In 2009, the Audit Committee has not pre-approved the use of KPMG for any non-audit related services. The Chairman of the Audit Committee is authorized by the Audit Committee to pre-approve additional KPMG audit and non-audit services between Audit Committee meetings; provided that the additional services do not affect KPMG’s independence under applicable Securities and Exchange Commission rules and any such pre-approval is reported to the Audit Committee at its next meeting.

REPORT OF THE AUDIT COMMITTEE

The following statement is furnished by the Audit Committee of Crosstex Energy, Inc. and is not incorporated by reference into any document that we file with the SEC.

Audit Committee Charter.  Our Audit Committee acts pursuant to the Audit Committee Charter (the “Charter”) adopted by the Board in February 2007. The Audit Committee consists solely of independent members of the Board. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board, including the evaluation, retention, and, if necessary, termination of the Company’s independent accountants, the system of internal control and the audit process. In performing its role, the Audit Committee maintains effective working relationships with the Board, management, the internal auditors and the independent accountants. The Audit Committee has discussed with senior management and the independent accountants the reporting and internal controls that have been undertaken by the Company in connection with certification by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the Securities and Exchange Commission and such other matters as it deemed appropriate. As set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market. The independent accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Auditor Independence.  In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles, with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance, as currently in effect. Finally, the Audit Committee (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2008 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and (iii) received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with the Company’s independent auditors the independent auditors’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent accountants are in fact “independent”.

Audit Committee Recommendation.  Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by the Audit Committee of the Board:

Leldon E. Echols (chair)
James C. Crain
Cecil E. Martin Jr.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholder Proposals

Any proposal by a stockholder intended to be presented at the 2010 annual meeting of stockholders must be received by us at our principal executive offices at 2501 Cedar Springs Road, Dallas, Texas, 75201, Attention: Corporate Secretary, no later than November 27, 2009 for inclusion in our proxy materials relating to that meeting.

In order for a stockholder to bring other business before an annual meeting of stockholders, timely notice must be received in proper written form by our Corporate Secretary. To be timely, notice by a stockholder must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting, and not less than 60 days prior to the meeting. To be in proper written form, notice by a stockholder to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class, series and number of shares of us which are beneficially owned by the stockholder and such other beneficial owner, (iv) any material interest of the stockholder and such other beneficial owner in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before such meeting.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and have consented to our mailing of proxy materials and other stockholder information only to one account in such household will receive only one copy of the notice regarding Internet availability of the proxy materials or one paper copy of the proxy materials, as applicable, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy or voting instruction cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice regarding Internet availability of the proxy materials or the proxy materials, as applicable, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Denise LeFevre at 214-721-9245 or send your request to Crosstex Energy, Inc., Attn: Denise LeFevre, 2501 Cedar Springs, Dallas, Texas 75201. You may also contact us at this phone number or address if you participate in householding and wish to receive a separate copy of these documents.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

Solicitation of Proxies

The cost of the solicitation of proxies will be paid by us. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies from stockholders by telephone, facsimile, electronic mail or in person. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Additional Information about the Company

You can learn more about us and our operations by visiting our website at www.crosstexenergy.com. For additional information about us, please refer to our 2008 Annual Report. Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. All stockholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

CROSSTEX ENERGY, INC.

Barry E. Davis
President and
Chief Executive Officer

Exhibit A

CROSSTEX ENERGY, INC.
2009 LONG-TERM INCENTIVE PLAN
(Effective as of March 17, 2009)

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1  Establishment.  The Crosstex Energy, Inc. 2009 Long-Term Incentive Plan (the “Plan”) is hereby established by the Board of Directors of Crosstex Energy, Inc., a Delaware corporation, to be effective as of March 17, 2009, subject to stockholder approval as provided in Section 1.3.

1.2  Purpose.  The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and/or performance of the Common Stock of Crosstex. A further purpose of the Plan is to provide a means through which the Company may attract able persons to become directors of the Company and to provide such individuals with incentive and reward opportunities. Toward these objectives, Awards may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

1.3  Effectiveness.  This Plan shall become effective as of March 17, 2009, following its adoption by the Board, provided it is duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the stockholders of Crosstex duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall not be effective and any Award granted under the Plan shall be null and void.

ARTICLE II. DEFINITIONS

2.1  Affiliate.  “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. With respect to an Incentive Stock Option, “Affiliate” means a “parent corporation” or a “subsidiary corporation” of Crosstex, as those terms are defined in Section 424(e) and (f) of the Code.

2.2  Award.  “Award” means an award granted to a Participant in the form of an Option, Cash Award or Stock Award. All Awards shall be granted by, confirmed by, and subject to the terms of, an Award Agreement.

2.3  Award Agreement.  “Award Agreement” means a written agreement between Crosstex and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award.

2.4  Board.  “Board” means the Board of Directors of Crosstex.

2.5  Cash Award.  “Cash Award” means an award denominated and payable in cash.

2.6  Cause.  “Cause” means (i) Participant has failed to perform the duties assigned to him and such failure has continued for thirty (30) days following delivery by the Company of written notice to Participant of such failure, (ii) Participant has been convicted of a felony or misdemeanor involving moral turpitude, (iii) Participant has engaged in acts or omissions against the Company constituting dishonesty, breach of fiduciary obligation, or intentional wrongdoing or misfeasance or (iv) Participant has acted intentionally or in bad faith in a manner that results in a material detriment to the assets, business or prospects of the Company.

2.7  Change of Control.  “Change of Control” shall have the meaning set forth in Section 12.1.

2.8  Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.9  Committee.  “Committee” means (i) with respect to the application of this Plan to Employees, the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more non-employee directors, each of whom is both a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Code, and (ii) with respect to the application of this Plan to an Outside Director, the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.10  Common Stock.  “Common Stock” means the common stock, $.01 par value per share, of Crosstex, or any stock or other securities of Crosstex hereafter issued or issuable in substitution or exchange for the Common Stock.

2.11  Company.  “Company” means Crosstex and its Affiliates.

2.12  Consultant.  “Consultant” means an individual performing services for Crosstex or an Affiliate who is treated for tax purposes as an independent contractor at the time of performance of the services.

2.13  Crosstex.  “Crosstex” means Crosstex Energy, Inc., a Delaware corporation, or any successor thereto.

2.14  Effective Date.  “Effective Date” means the date this amended and restated Plan becomes effective as provided in Section 1.3.

2.15  Employee.  “Employee” means an employee of the Company; provided, however, that the term Employee does not include an Outside Director or a Consultant.

2.16  Exchange Act.  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17  Executive Officer.  “Executive Officer” means a “covered employee” within the meaning of Section 162(m)(3) or any other executive officer designated by the Committee for purposes of exempting compensation payable under this Plan from the deduction limitations of Section 162(m).

2.18  Fair Market Value.  “Fair Market Value” means the closing sales price of a share of Common Stock on the applicable date (or if there is no trading in the Common Stock on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Common Stock is not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

2.19  Grant Date.  “Grant Date” means the date an Award is granted by the Committee.

2.20  Incentive Stock Option.  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.21  Nonqualified Stock Option.  “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22  Option.  “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.23  Outside Director.  “Outside Director” means a “non-employee director” of the Company, as defined in Rule 16b-3.

2.24  Participant.  “Participant” means an Employee, Consultant or Outside Director to whom an Award has been granted under the Plan.

2.25  Performance Award.  “Performance Award” means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

2.26  Performance Goal.  “Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

2.27  Person.  “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

2.28  Plan.  “Plan” means this Crosstex Energy, Inc. 2009 Long-Term Incentive Plan, as amended from time to time.

2.29  Restricted Stock.  “Restricted Stock” means shares of Common Stock granted to a Participant pursuant to Article VIII, which are subject to such restrictions as may be determined by the Committee. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.

2.30  Restriction Period.  “Restriction Period” means the period of time established by the Committee at the time of a grant of Restricted Stock during which the Restricted Stock shall be fully or partially forfeitable.

2.31  Rule 16b-3.  “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

2.32  Stock Award.  “Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock, including an Award of Restricted Stock.

ARTICLE III. PLAN ADMINISTRATION

3.1  Plan Administrator.  The Plan shall be administered by the Committee. The Committee may delegate some or all of its power to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding, and (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

3.2  Authority of Administrator.  The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, but subject to the limitation that none of the enumerated powers of the Committee shall be deemed to include any action that would cause a tax to be imposed on a Participant pursuant to Section 409A of the Code, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements embodying Awards granted under the Plan; (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (ix) determine whether Awards should be granted singly or in combination; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan.

3.3  Discretionary Authority.  The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

3.4  Liability; Indemnification.  No member of the Committee nor any person to whom authority has been delegated, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Crosstex with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

4.1  Available Shares.  The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall not exceed a total of 2,600,000 shares, subject to adjustment as provided in Sections 4.2 and 4.3; provided, however, the maximum number of shares of Common Stock for which Options or Stock Awards may be granted under the Plan to any one Participant during a calendar year is 250,000. All shares of Common Stock that remain available for issuance hereunder may be issued as Incentive Stock Options. No Participant may be granted Cash Awards resulting in the payment of more than $2 million in any calendar year. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Committee, in its absolute discretion, shall from time to time determine.

4.2  Adjustments for Recapitalizations and Reorganizations.

(a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, Crosstex shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Crosstex Common Stock without receipt of consideration by Crosstex, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

(b) If Crosstex recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

(c) In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its absolute discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.

(d) In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this Section 4.2 shall be subject to any required stockholder action.

4.3  Adjustments for Awards.  The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section 4.3, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

(a) Stock-Based Awards.  The grant of Options and Stock Awards shall reduce the number of shares available for grant of Awards under the Plan by the number of shares subject to such Award.

(b) Termination.  If any Award referred to in paragraph (a) above is canceled or forfeited, or terminates, expires or lapses for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

(c) Payment of Exercise Price and Withholding Taxes.  If previously acquired shares of Common Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall not be increased by the number of shares delivered as payment of such exercise price. If previously acquired shares of Common Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Common Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall not be increased by the number of shares delivered or withheld as payment of such withholding taxes.

(d) Fractional Shares.  If any such adjustment would result in a fractional security being (i) available under the Plan, such fractional security shall be disregarded or (ii) subject to an Award, Crosstex shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (x) the fraction of such security (rounded to the nearest hundredth) by (y) the excess, if any, of the Fair Market Value on the vesting, exercise or settlement date over the exercise price, if any, of such Award.

ARTICLE V. ELIGIBILITY

All Employees, Consultants and Outside Directors are eligible to participate in the Plan. The Committee shall recommend, from time to time, Participants from those Employees, Consultants and Outside Directors who, in the opinion of the Committee, can further the Plan purposes. Once a Participant is recommended for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and/or limitations applicable to the Award, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee.

ARTICLE VI. FORM OF AWARDS

Awards may, at the Committee’s sole discretion, be granted under the Plan in the form of Options, Stock Awards, Restricted Stock, Performance Awards or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its absolute discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

ARTICLE VII. OPTIONS

7.1  General.  Awards may be granted to Employees, Consultants and Outside Directors in the form of Options. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

7.2  Terms and Conditions of Options.  An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Nonqualified Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that, no Options shall be exercisable later than ten years from the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its absolute discretion.

7.3  Restrictions Relating to Incentive Stock Options.  Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. Accordingly, no Incentive Stock Options shall be granted later than ten years from the date of adoption of the Plan by the Board. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Crosstex and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Crosstex or an Affiliate, within the meaning of Section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

7.4  Additional Terms and Conditions.  The Committee may subject any Award of an Option to such other terms, conditions, restrictions and/or limitations as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

7.5  Exercise of Options.  Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Crosstex, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

Upon exercise of an Option, the exercise price of the Option shall be payable to Crosstex in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the absolute discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable shares of Common Stock that have been owned by the Participant or by reducing the number of shares issuable upon exercise of the Option, in either case having an aggregate Fair Market Value at the time of exercise equal to the total exercise price (including an actual or deemed multiple series of exchanges of such shares), or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above.

From and after such time as Crosstex registers the Common Stock under Section 12 of the Exchange Act, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Crosstex or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Crosstex to pay the exercise price and any required withholding taxes.

As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Crosstex shall deliver to the Participant, in the Participant’s name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

7.6  Termination of Employment or Service.  Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

(a) Death, Disability or Retirement.  If the employment or service of a Participant shall terminate by reason of death, permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or retirement with the approval of the Committee on or after the Participant’s attainment of age 60, each outstanding Option held by the Participant shall become vested and may be exercised until the earlier of (i) the expiration of one year (three months in the case of an Incentive Stock Option held by a retired Participant) from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

(b) Other Termination.  If the employment or service of a Participant shall terminate for any reason other than a reason set forth in paragraph (a) above or paragraph (c) below, whether on a voluntary or involuntary basis, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of three months from the date of such termination of employment or service, or (ii) the expiration of the term of such Option.

(c) Termination for Cause.  Notwithstanding paragraphs (a) and (b) above, if the employment or service of a Participant is terminated for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Option.

ARTICLE VIII. RESTRICTED STOCK

8.1  General.  Awards may be granted to Employees, Consultants and Outside Directors in the form of Restricted Stock. Restricted Stock shall be awarded in such numbers and at such times as the Committee shall determine.

8.2  Restriction Period.  At the time an Award of Restricted Stock is granted, the Committee shall establish the Restriction Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Award of Restricted Stock shall not be changed except as permitted by Article IV or Section 8.3 of this Article.

8.3  Other Terms and Conditions.  Restricted Stock awarded to a Participant under the Plan shall be represented by a stock certificate registered in the name of the Participant or, at the option of Crosstex, in the name of a nominee of Crosstex. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restriction Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) the Participant shall not be entitled to possession of the stock certificate representing the Restricted Stock until the Restriction Period shall have expired, (ii) Crosstex shall retain custody of the Restricted Stock during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock shall cause a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its absolute discretion, prescribe additional terms, conditions, restrictions and/or limitations applicable to the Restricted Stock, including, but not limited to, rules pertaining to the termination of employment or service by reason of death, permanent and total disability, retirement or otherwise, of a Participant prior to expiration of the Restriction Period.

8.4  Payment for Restricted Stock.  A Participant shall not be required to make any payment for Restricted Stock awarded to the Participant, except to the extent otherwise required by the Committee or by applicable law.

8.5  Miscellaneous.  Nothing in this Article shall prohibit the exchange of shares of Restricted Stock issued under the Plan pursuant to a plan of reorganization for stock or securities of Crosstex or another corporation that is a party to the reorganization, but the stock or securities so received for shares of Restricted Stock shall, except as provided in Article IV or XI, become subject to the restrictions applicable to the Award of such Restricted Stock. Any shares of stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to the Award of such Restricted Stock.

ARTICLE IX. STOCK AWARDS

9.1  General; Terms and Conditions.  An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the specific provisions for Restricted Stock set forth in Article VIII.

ARTICLE X. CASH AWARDS

10.1  General; Terms and Conditions.  An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

ARTICLE XI. PERFORMANCE AWARDS

11.1  General.  Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control or other specified events involving the Company, or upon a termination of employment by reason of death, disability or retirement, or termination of service subject to the limitations specified below. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

11.2  Nonqualified Performance Awards.  Performance Awards granted to Employees, Consultants or Outside Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

11.3  Qualified Performance Awards.  Performance Awards granted to Executive Officers under this Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established and administered by the Committee in accordance with Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.

(a) Such a Performance Goal may be based on one or more business criteria that apply to an Executive Officer, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following and need not be the same for each Executive Officer:

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales and earnings per share);

•	expense measures (which include costs of goods sold, selling, general and administrative expenses and overhead costs);

•	operating measures (which include volumes, margin, operating results, other operating measures and productivity);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	corporate value measures (which include compliance, safety, environmental and personnel matters); and

•	other measures such as those relating to acquisitions, dispositions or customer satisfaction.

(b) Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and qualified Performance Awards, it is the intent of this Plan to conform with Section 162(m), including, without limitation, Treasury Regulation § 1.162-27(e)(2)(i), as to grants to Executive Officers and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any qualified Performance Awards made pursuant to this Plan shall be determined by the Committee to the extent permitted by Section 162(m).

(c) The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, to the extent permitted pursuant to Section 162(m), if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established. Further, in the event a period of service to which a Performance Goal relates is less than twelve months, the Committee shall have the right, in its sole discretion, to adjust the Performance Goals and the level of Performance Award opportunity.

ARTICLE XII. CHANGE OF CONTROL

12.1  Definition of Change of Control.  A “Change of Control” means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction (other than a merger, consolidation or other transaction with or into Crosstex Energy, L.P., Crosstex Energy GP, LLC or Crosstex Energy GP, L.P.), if Persons who were not shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own immediately after such merger, consolidation or other transaction 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) a change in the composition of the Board as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of Crosstex on the date 12 months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or (d) any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities.

12.2  Effect on Outstanding Awards.  Immediately prior to a Change of Control, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restriction Periods shall terminate. The phrase “Immediately prior to a Change of Control” shall be understood to mean sufficiently in advance of a Change of Control to permit Participants to take all steps reasonably necessary to exercise an Award, if applicable, and to deal with the Common Stock underlying all Awards so that all Awards and Common Stock issuable with respect thereto may be treated in the same manner as the shares of stock of other stockholders in connection with the Change of Control. Notwithstanding the foregoing, payment of any Award subject to Section 409A shall not be accelerated upon a Change of Control unless such Change of Control qualifies as a “change in control event” within the meaning of Treas. Reg. Section 1.409A-3(i)(5).

ARTICLE XIII. AMENDMENT AND TERMINATION

13.1  Plan Amendment and Termination.  The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of Crosstex (i) if such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) if counsel for Crosstex determines that such approval is otherwise required by or necessary to comply with applicable law. The Plan shall terminate upon the earlier of (i) the termination of the Plan by the Board, or (ii) the expiration of ten years from the Effective Date. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the permitted transferee) holding such Award.

13.2  Award Amendment.  The Board may amend the terms of any outstanding Award granted pursuant to this Plan, but no such amendment shall adversely affect in any material way the Participant’s (or a permitted transferee’s) rights under an outstanding Award without the consent of the Participant (or the permitted transferee) holding such Award; provided, however, that no amendment shall be made that would cause the exercise price of an Option to be less than the Fair Market Value of the Common Stock subject to the Option on the Grant Date.

ARTICLE XIV. MISCELLANEOUS

14.1  Award Agreements.  After the Committee grants an Award under the Plan to a Participant, Crosstex and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

14.2  Listing Conditions.

(a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Crosstex shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to Crosstex or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Crosstex or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, Crosstex or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Crosstex or its Affiliates.

(c) Upon termination of any period of suspension under this Section 14.2, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

14.3  Additional Conditions.  Notwithstanding anything in the Plan to the contrary: (i) Crosstex may, if it shall determine it necessary or desirable for any reason, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Crosstex a written representation of present intention to acquire the Award or such shares of Common Stock for his or her own account for investment and not for distribution; (ii) the certificate for shares of Common Stock issued to a Participant may include any legend which the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.4  Nonassignability.  No Award granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Award shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative. Notwithstanding the foregoing, to the extent specifically provided by the Committee, an Award, including an Option, may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

14.5  Withholding Taxes.  The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards under the Plan. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having a Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

14.6  No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, and except as otherwise provided herein, no payment or other adjustment shall be made in respect of any such fractional share.

14.7  Notices.  All notices required or permitted to be given or made under the Plan or any Award Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Crosstex or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his or her address as set forth in the records of the Company or (ii) to Crosstex at the principal executive offices of Crosstex clearly marked “Attention: LTIP Administrator.”

14.8  Binding Effect.  The obligations of Crosstex under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Crosstex, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Crosstex. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

14.9  Severability.  If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

14.10  No Restriction of Corporate Action.  Nothing contained in the Plan shall be construed to prevent Crosstex or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Crosstex or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Crosstex or any Affiliate as a result of such action.

14.11  Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware except as superseded by applicable federal law.

14.12  No Right, Title or Interest in Company Assets.  No Participant shall have any rights as a stockholder of Crosstex as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

14.13  Risk of Participation.  Nothing contained in the Plan shall be construed either as a guarantee by Crosstex or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Crosstex or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

14.14  Section 409A of the Code.  All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or

Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

14.15  No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, Crosstex and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

14.16  Continued Employment or Service.  Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause.

14.17  Miscellaneous.  Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

ANNUAL MEETING OF STOCKHOLDERS OF CROSSTEX ENERGY, INC. May 7, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix. zhtml?c=148525&p=proxy Please complete, sign, date and mail your proxy card in the postage- paid envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided.’ 2 PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK. 1. Election of Directors: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW. NOMINEES: FOR ALL NOMINEES Leldon E. Echols Sheldon B. Lubar WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT See inslructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2. FOR AGAINST ABSTAIN 2. Proposal to approve the adoption of the Crosstex Energy, Inc. 2009 Long-Term Incentive Plar/ THE BOARD OF DIRECTORS/RECOMMENDS A VOTE “FOR” PROPOSAL 3. 3. Proposal to ratify the apPointment of KPMG LLP as Crosstex Energy, Inc.’s independent public accounting firm for the fiscal ypar p»nrlAri rteromhpr IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder j Date: Signature of Stockholder | Date: I Note: Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorize

1 PROXY CROSSTEX ENERGY, INC. 2501 CEDAR SPRINGS RD. DALLAS, TEXAS 75201 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking any proxy heretofore given for the meeting of the stockholders described on the reverse side of this card, hereby appoints Barry E. Davis and Joe A. Davis, and each of them, proxies, with full powers of substitution, to represent the undersigned at the annual meeting of stockholders of Crosstex Energy, Inc. to be held on May 7, 2009, and at any adjournment or postponement thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows: The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” APPROVAL OF ITEMS 1, 2 AND 3. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid annual meeting of stockholders. (Continued and to be signed and dated on the reverse side.) COMMENTS: